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PUBLIC JOINT STOCK COMPANY POLYUS

AND

THE BANK OF NEW YORK MELLON

As Depositary

AND

OWNERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES

Amended and Restated Deposit Agreement

___________. 2017

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TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS	1
SECTION 1.1. American Depositary Shares.	1
SECTION 1.2. Commission.	2
SECTION 1.3. Company.	2
SECTION 1.4. Custodian.	2
SECTION 1.5. Delisting Event.	2
SECTION 1.6. Deliver; Surrender.	3
SECTION 1.7. Deposit Agreement.	3
SECTION 1.8. Depositary; Depositary’s Office.	3
SECTION 1.9. Deposited Securities.	4
SECTION 1.10. Disseminate.	4
SECTION 1.11. Dollars.	4
SECTION 1.12. DTC.	4
SECTION 1.13. Foreign Registrar.	4
SECTION 1.14. Holder.	4
SECTION 1.15. Insolvency Event.	5
SECTION 1.16. Owner.	5
SECTION 1.17. Receipts.	5
SECTION 1.18. Registrar.	5
SECTION 1.19. Replacement.	5
SECTION 1.20. Restricted Securities.	5
SECTION 1.21. Securities Act of 1933.	6
SECTION 1.22. Share Register.	6
SECTION 1.23. Shares.	6
SECTION 1.24. SWIFT.	6
SECTION 1.25. Termination Option Event.	6
ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY SHARES	6
SECTION 2.1. Form of Receipts; Registration and Transferability of American Depositary Shares.	6
SECTION 2.2. Deposit of Shares.	7
SECTION 2.3. Delivery of American Depositary Shares.	8
SECTION 2.4. Registration of Transfer of American Depositary Shares; Combination and Split-up of Receipts; Interchange of Certificated and Uncertificated American Depositary Shares.	9
SECTION 2.5. Surrender of American Depositary Shares and Withdrawal of Deposited Securities.	10
SECTION 2.6. Limitations on Delivery, Transfer and Surrender of American Depositary Shares.	11
SECTION 2.7. Lost Receipts, etc.	12
SECTION 2.8. Cancellation and Destruction of Surrendered Receipts.	12
SECTION 2.9. Pre-Release of American Depositary Shares.	12
SECTION 2.10. DTC Direct Registration System and Profile Modification System.	13
ARTICLE 3. CERTAIN OBLIGATIONS OF OWNERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES	13
SECTION 3.1. Filing Proofs, Certificates and Other Information.	13
SECTION 3.2. Liability of Owner for Taxes.	14
SECTION 3.3. Warranties on Deposit of Shares.	14
SECTION 3.4. Disclosure of Interests.	14
ARTICLE 4. THE DEPOSITED SECURITIES	15
SECTION 4.1. Cash Distributions.	15
SECTION 4.2. Distributions Other Than Cash, Shares or Rights.	16
SECTION 4.3. Distributions in Shares.	17
SECTION 4.4. Rights.	18
SECTION 4.5. Conversion of Foreign Currency.	19
SECTION 4.6. Fixing of Record Date.	20
SECTION 4.7. Voting of Deposited Shares.	21
SECTION 4.8. Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities.	21
SECTION 4.9. Reports.	23
SECTION 4.10. Lists of Owners.	23
SECTION 4.11. Withholding.	23
SECTION 4.12. Reduction of Deposited Securities Holdings.	24
ARTICLE 5. THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY	25
SECTION 5.1. Maintenance of Office and Transfer Books by the Depositary.	25
SECTION 5.2. Prevention or Delay of Performance by the Company or the Depositary.	25
SECTION 5.3. Obligations of the Depositary and the Company.	26
SECTION 5.4. Resignation and Removal of the Depositary.	27
SECTION 5.5. The Custodians.	28
SECTION 5.6. Notices and Reports.	28
SECTION 5.7. Distribution of Additional Shares, Rights, etc.	29
SECTION 5.8. Indemnification.	30
SECTION 5.9. Charges of Depositary.	31
SECTION 5.10. Retention of Depositary Documents.	32
SECTION 5.11. Exclusivity.	32
SECTION 5.12. Registration of Shares; Foreign Registrar; Share Register.	32
SECTION 5.13. Listing.	34
ARTICLE 6. AMENDMENT AND TERMINATION	34
SECTION 6.1. Amendment.	34
SECTION 6.2. Termination.	35
ARTICLE 7. MISCELLANEOUS	36
SECTION 7.1. Counterparts; Signatures.	36
SECTION 7.2. No Third Party Beneficiaries.	36
SECTION 7.3. Severability.	37
SECTION 7.4. Owners and Holders as Parties; Binding Effect.	37
SECTION 7.5. Notices.	37
SECTION 7.6. Arbitration; Settlement of Disputes.	38
SECTION 7.7. Appointment of Agent for Service of Process; Submission to Jurisdiction; Jury Trial Waiver.	39
SECTION 7.8. Waiver of Immunities.	40
SECTION 7.9. Governing Law.	40

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of __________, 2017 among PUBLIC JOINT STOCK COMPANY POLYUS, a company incorporated under the laws of the Russian Federation (herein called the Company), THE BANK OF NEW YORK MELLON, a New York banking corporation (herein called the Depositary), and all Owners and Holders (each as hereinafter defined) from time to time of American Depositary Shares issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company (formerly known as OJSC Polyus Gold) and the Depositary (formerly known as The Bank of New York) entered into a deposit agreement dated as of May 17, 2006 (the “Prior Deposit Agreement”) for the purposes stated in that agreement; and

WHEREAS, the Company and the Depositary now wish to amend the Prior Deposit Agreement in various respects; and

WHEREAS, the Company desires to provide, as set forth in this Amended and Restated Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) under this Amended and Restated Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed to this Amended and Restated Deposit Agreement, with appropriate insertions, modifications and omissions, as set forth in this Amended and Restated Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto that the Prior Deposit Agreement is hereby amended and restated as follows:

ARTICLE 1.                  DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1.            American Depositary Shares.

The term “American Depositary Shares” shall mean the securities created under this Deposit Agreement representing rights with respect to the Deposited Securities. American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to this Deposit Agreement shall be the prospectus required under the Securities Act of 1933 for sales of both certificated and uncertificated American Depositary Shares. Except for those provisions of this Deposit Agreement that refer specifically to Receipts, all the provisions of this Deposit Agreement shall apply to both certificated and uncertificated American Depositary Shares.

Each American Depositary Share shall represent the number of Shares specified in Exhibit A to this Deposit Agreement, except that, if there is a distribution upon Deposited Securities covered by Section 4.3, a change in Deposited Securities covered by Section 4.8 with respect to which additional American Depositary Shares are not delivered or a sale of Deposited Securities under Section 3.2 or 4.8, each American Depositary Share shall thereafter represent the amount of Shares or other Deposited Securities that are then on deposit per American Depositary Share after giving effect to that distribution, change or sale.

SECTION 1.2.            Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.3.            Company.

The term “Company” shall mean Public Joint Stock Company Polyus, a company incorporated under the laws of the Russian Federation, and its successors.

SECTION 1.4.            Custodian.

The term “Custodian” shall mean VTB Bank, as custodian for the Depositary in Russia for the purposes of this Deposit Agreement, and any other firm or corporation the Depositary appoints under Section 5.5 as a substitute or additional custodian under this Deposit Agreement, and shall also mean all of them collectively. The Custodian in any event shall be a legal entity meeting the eligibility requirements set forth by Russian law, having a license for depositary activities under Russian law and having a nominee account opened with the central depository for purposes of the Russian law, which, as of the date of this Deposit Agreement, is National Settlement Depository.

SECTION 1.5.            Delisting Event.

A “Delisting Event” occurs if the Company’s Shares are delisted from a securities exchange on which the Shares were listed and the Company has not listed or applied to list the Shares on any other securities exchange within 14 business days.

SECTION 1.6.            Deliver; Surrender.

(a) The term “deliver”, or its noun form, when used with respect to Shares or other Deposited Securities, shall mean (i) book-entry transfer of those Shares or other Deposited Securities to an account maintained by an institution authorized under applicable law to effect transfers of such securities designated by the person entitled to that delivery or (ii) physical transfer of certificates evidencing those Shares or other Deposited Securities registered in the name of, or duly endorsed or accompanied by proper instruments of transfer to, the person entitled to that delivery.

(b) The term “deliver”, or its noun form, when used with respect to American Depositary Shares, shall mean (i) registration of those American Depositary Shares in the name of DTC or its nominee and book-entry transfer of those American Depositary Shares to an account at DTC designated by the person entitled to that delivery, (ii) registration of those American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to that delivery and mailing to that person of a statement confirming that registration or (iii) if requested by the person entitled to that delivery, execution and delivery at the Depositary’s Office to the person entitled to that delivery of one or more Receipts evidencing those American Depositary Shares registered in the name requested by that person.

(c) The term “surrender”, when used with respect to American Depositary Shares, shall mean (i) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (ii) delivery to the Depositary at its Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (iii) surrender to the Depositary at its Office of one or more Receipts evidencing American Depositary Shares.

SECTION 1.7.            Deposit Agreement.

The term “Deposit Agreement” shall mean this Amended and Restated Deposit Agreement, as it may be amended from time to time in accordance with the provisions of this Deposit Agreement.

SECTION 1.8.            Depositary; Depositary’s Office.

The term “Depositary” shall mean The Bank of New York Mellon, a New York banking corporation, and any successor as depositary under this Deposit Agreement. The term “Office”, when used with respect to the Depositary, shall mean the office at which its depositary receipts business is administered, which, at the date of this Deposit Agreement, is located at 101 Barclay Street, New York, New York 10286.

SECTION 1.9.            Deposited Securities.

The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement, including without limitation, Shares that have not been successfully delivered upon surrender of American Depositary Shares, and any and all other securities, property and cash received by the Depositary or the Custodian in respect of Deposited Securities and at that time held under this Deposit Agreement.

SECTION 1.10.        Disseminate.

The term “Disseminate,” when referring to a notice or other information to be sent by the Depositary to Owners, shall mean (i) sending that information to Owners in paper form by mail or another means or (ii) with the consent of Owners, another procedure that has the effect of making the information available to Owners, which may include (A) sending the information by electronic mail or electronic messaging or (B) sending in paper form or by electronic mail or messaging a statement that the information is available and may be accessed by the Owner on an Internet website and that it will be sent in paper form upon request by the Owner, when that information is so available and is sent in paper form as promptly as practicable upon request.

SECTION 1.11.        Dollars.

The term “Dollars” shall mean United States dollars.

SECTION 1.12.        DTC.

The term “DTC” shall mean The Depository Trust Company or its successor.

SECTION 1.13.        Foreign Registrar.

The term “Foreign Registrar” shall mean the entity that carries out the duties of registrar for the Shares and any other agent of the Company for the transfer and registration of Shares, including, without limitation, any securities depository for the Shares appointed by the Company.

SECTION 1.14.        Holder.

The term “Holder” shall mean any person holding a Receipt or a security entitlement or other interest in American Depositary Shares, whether for its own account or for the account of another person, but that is not the Owner of that Receipt or those American Depositary Shares.

SECTION 1.15.        Insolvency Event.

An “Insolvency Event” occurs if the Company institutes in competent courts proceedings to be adjudicated as bankrupt or insolvent, consents to the institution of bankruptcy or insolvency proceedings against it, files a petition or answer or consent seeking reorganization or relief under any applicable law in respect of bankruptcy or insolvency, consents to the filing of any petition of that kind or to the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of it or any substantial part of its property or expressly admits in public its inability to pay its debts as they will come due in the ordinary course of business.

SECTION 1.16.        Owner.

The term “Owner” shall mean the person in whose name American Depositary Shares are registered on the books of the Depositary maintained for that purpose.

SECTION 1.17.        Receipts.

The term “Receipts” shall mean the American Depositary Receipts issued under this Deposit Agreement evidencing certificated American Depositary Shares, as the same may be amended from time to time in accordance with the provisions of this Deposit Agreement.

SECTION 1.18.        Registrar.

The term “Registrar” shall mean any corporation or other entity that is appointed by the Depositary to register American Depositary Shares and transfers of American Depositary Shares as provided in this Deposit Agreement.

SECTION 1.19.        Replacement.

The term “Replacement” shall have the meaning assigned to it in Section 4.8.

SECTION 1.20.        Restricted Securities.

The term “Restricted Securities” shall mean Shares that (i) are “restricted securities,” as defined in Rule 144 under the Securities Act of 1933, except for Shares that could be resold in reliance on Rule 144 without any conditions, (ii) are beneficially owned by an officer, director (or person performing similar functions) or other affiliate of the Company, (iii) otherwise would require registration under the Securities Act of 1933 in connection with the public offer and sale thereof in the United States or (iv) are subject to other restrictions on sale or deposit under the laws of the Russian Federation, a shareholder agreement or the articles of association or similar document of the Company.

SECTION 1.21.        Securities Act of 1933.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.22.                    Share Register.

The term “Share Register” shall mean the shareholder register maintained by the Foreign Registrar, in which ownership of the Shares is registered.

SECTION 1.23.        Shares.

The term “Shares” shall mean ordinary shares of the Company that are validly issued and outstanding, fully paid and nonassessable and that were not issued in violation of any pre-emptive or similar rights of the holders of outstanding securities of the Company; provided, however, that, if there shall occur any change in nominal or par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.8, an exchange or conversion in respect of the Shares of the Company, the term “Shares” shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.

SECTION 1.24.        SWIFT.

The term “SWIFT” shall mean the financial messaging network operated by the Society for Worldwide Interbank Financial Telecommunication, or its successor.

SECTION 1.25.        Termination Option Event.

The term “Termination Option Event” shall mean an event of a kind defined as such in Section 4.1, 4.2 or 4.8.

ARTICLE 2.	FORM OF RECEIPTS, DEPOSIT OF SHARES, DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY SHARES

SECTION 2.1.            Form of Receipts; Registration and Transferability of American Depositary Shares.

Definitive Receipts shall be substantially in the form set forth in Exhibit A to this Deposit Agreement, with appropriate insertions, modifications and omissions, as permitted under this Deposit Agreement. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless that Receipt has been (i) executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or (ii) executed by the facsimile signature of a duly authorized officer of the Depositary and countersigned by the manual signature of a duly authorized signatory of the Depositary or the Registrar or a co-registrar. The Depositary shall maintain books on which (x) each Receipt so executed and delivered as provided in this Deposit Agreement and each transfer of that Receipt and (y) all American Depositary Shares delivered as provided in this Deposit Agreement and all registrations of transfer of American Depositary Shares, shall be registered. A Receipt bearing the facsimile signature of a person that was at any time a proper officer of the Depositary shall, subject to the other provisions of this paragraph, bind the Depositary, even if that person was not a proper officer of the Depositary on the date of issuance of that Receipt.

The Receipts and statements confirming registration of American Depositary Shares may have incorporated in or attached to them such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts and American Depositary Shares are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

American Depositary Shares evidenced by a Receipt, when the Receipt is properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of the State of New York. American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York. The Depositary, notwithstanding any notice to the contrary, may treat the Owner of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any Holder of American Depositary Shares (but only to the Owner of those American Depositary Shares).

SECTION 2.2.            Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares may be deposited under this Deposit Agreement by delivery thereof to any Custodian, accompanied by any appropriate instruments or instructions for transfer (which will consist of (a) extracts from the Share Register or from the depo account opened with an eligible Russian custodian, including the Custodian, and (b) a transfer deed, or other similar document authorizing registration of the Shares in the name of the Depositary, the Custodian or their respective nominees) in form satisfactory to the Custodian.

As conditions of accepting Shares for deposit, the Depositary may require (i) any certification required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, (ii) a written order directing the Depositary to deliver to, or upon the written order of, the person or persons stated in that order American Depositary Shares representing those deposited Shares, (iii) evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the Russian Federation, if and to the extent required, and (iv) an agreement or assignment, or other instrument satisfactory to the Depositary, that provides for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property, that any person in whose name those Shares are or have been recorded may thereafter receive upon or in respect of those Shares, or, in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of a person proposing to deposit Shares, and for the account of that person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments specified in this Section, for the purpose of forwarding those Share certificates to the Custodian for deposit under this Deposit Agreement.

The Depositary shall instruct each Custodian that, upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited under this Deposit Agreement, together with the other documents specified in this Section, that Custodian shall, as soon as transfer and recordation can be accomplished, present that certificate or those certificates to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or that Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

SECTION 2.3.            Delivery of American Depositary Shares.

The Depositary shall instruct each Custodian that, upon receipt by that Custodian of any deposit pursuant to Section 2.2, together with the other documents or evidence required under that Section, that Custodian shall notify the Depositary of that deposit and the person or persons to whom or upon whose written order American Depositary Shares are deliverable in respect thereof. Upon receiving a notice of a deposit from a Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall deliver, to or upon the order of the person or persons entitled thereto, the number of American Depositary Shares issuable in respect of that deposit, but only upon payment to the Depositary of the fees and expenses of the Depositary for the delivery of those American Depositary Shares as provided in Section 5.9, and of all taxes and governmental charges and fees payable in connection with that deposit and the transfer of the deposited Shares. However, the Depositary shall deliver only whole numbers of American Depositary Shares.

SECTION 2.4.            Registration of Transfer of American Depositary Shares; Combination and Split-up of Receipts; Interchange of Certificated and Uncertificated American Depositary Shares.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register a transfer of American Depositary Shares on its transfer books upon (i) in the case of certificated American Depositary Shares, surrender of the Receipt evidencing those American Depositary Shares, by the Owner or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer or (ii) in the case of uncertificated American Depositary Shares, receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10), and, in either case, duly stamped as may be required by the laws of the State of New York and of the United States of America. Upon registration of a transfer, the Depositary shall deliver the transferred American Depositary Shares to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary, upon surrender of certificated American Depositary Shares for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel the Receipt evidencing those certificated American Depositary Shares and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall cancel those uncertificated American Depositary Shares and register and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting registration of transfers of American Depositary Shares and combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to American Depositary Shares and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.5.            Surrender of American Depositary Shares and Withdrawal of Deposited Securities.

Upon surrender at the Depositary’s Office of American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby and payment of the fee of the Depositary for the surrender of American Depositary Shares as provided in Section 5.9 and payment of all taxes and governmental charges payable in connection with that surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement and local market rules and practices, the Owner of those American Depositary Shares shall be entitled to delivery (to the extent delivery can then be lawfully and practicably made), to or as instructed by that Owner, of the amount of Deposited Securities at the time represented by those American Depositary Shares, but not any money or other property as to which a record date for distribution to Owners has passed (since money or other property of that kind will be delivered or paid on the scheduled payment date to the Owner as of that record date). That delivery shall be made, as provided in this Section, without unreasonable delay.

As a condition of accepting a surrender of American Depositary Shares for the purpose of withdrawal of Deposited Securities, the Depositary may require (i) that each surrendered Receipt be properly endorsed in blank or accompanied by proper instruments of transfer in blank and (ii) that the surrendering Owner execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in that order.

Thereupon, the Depositary shall direct the Custodian to deliver, subject to Sections 2.6, 3.1 and 3.2, the other terms and conditions of this Deposit Agreement and local market rules and practices, to the surrendering Owner or to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the surrendered American Depositary Shares, and the Depositary may charge the surrendering Owner a fee and its expenses for giving that direction by cable (including SWIFT) or facsimile transmission.

At the request, risk and expense of an Owner surrendering American Depositary Shares for withdrawal of Deposited Securities, and for the account of that Owner, the Depositary shall direct the Custodian to forward any cash or other property comprising, and forward a certificate or certificates, if applicable, and other proper documents of title, if any, for, the Deposited Securities represented by the surrendered American Depositary Shares to the Depositary for delivery at the Depositary’s Office or to another address specified in the order received from the surrendering Owner.

The Depositary shall not deliver Shares prior to the surrender of American Depositary Shares, except in connection with a sale of Shares, or as otherwise permitted, under Section 3.2, 4.3, 4.8, 4.11, 4.12 or 6.2.

SECTION 2.6.            Limitations on Delivery, Transfer and Surrender of American Depositary Shares.

As a condition precedent to the delivery, registration of transfer or surrender of any American Depositary Shares, or split-up or combination of any Receipt, or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.6.

The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the registration of transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason. Notwithstanding anything to the contrary in this Deposit Agreement, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing of the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities.

The Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares that, at the time of deposit, are Restricted Securities, including any Shares the Depositary believes have been withdrawn from a restricted depositary shares facility, and the Depositary may require the person depositing Shares to certify to the effect that those Shares will not, at the time of deposit, be Restricted Securities.

SECTION 2.7.            Lost Receipts, etc.

If a Receipt is mutilated, destroyed, lost or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form or, if requested by the Owner, execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt, upon surrender and cancellation of that mutilated Receipt, or in lieu of and in substitution for that destroyed, lost or stolen Receipt. However, before the Depositary will deliver American Depositary Shares in uncertificated form or execute and deliver a new Receipt, in substitution for a destroyed, lost or stolen Receipt, the Owner must (a) file with the Depositary (i) a request for that replacement before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfy any other reasonable requirements imposed by the Depositary.

SECTION 2.8.            Cancellation and Destruction of Surrendered Receipts.

The Depositary shall cancel all Receipts surrendered to it and is authorized to destroy Receipts so cancelled.

SECTION 2.9.            Pre-Release of American Depositary Shares.

Notwithstanding Section 2.3 and unless requested in writing by the Company to cease doing so, the Depositary may deliver American Depositary Shares prior to the receipt of Shares pursuant to Section 2.2 (a “Pre-Release”). The Depositary may, pursuant to Section 2.5, deliver Shares upon the surrender of American Depositary Shares that have been Pre-Released, whether or not that surrender is prior to the termination of that Pre-Release or the Depositary knows that those American Depositary Shares have been Pre-Released. The Depositary may receive American Depositary Shares in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release must be (a) preceded or accompanied by a written representation from the person to whom American Depositary Shares or Shares are to be delivered, that such person, or its customer, (i) owns the Shares or American Depositary Shares to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or American Depositary Shares to the Depositary in its capacity as such and for the benefit of the Owners and (iii) will not take any action with respect to such Shares or American Depositary Shares that is inconsistent with the transfer of beneficial ownership (including without the consent of the Depositary, disposing of such Shares or American Depositary Shares, other than in satisfaction of such Pre-Release), (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to all indemnities and credit regulations that the Depositary deems appropriate. The number of American Depositary Shares outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of all American Depositary Shares outstanding; provided, however, that the Depositary reserves the right to change or disregard that limit from time to time as it deems appropriate.

The collateral referred to in item (b) in the preceding paragraph shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations in connection herewith, including the Pre-Releasee's obligation to deliver Shares or American Depositary Shares upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities). The Depositary may retain for its own account any compensation received by it in connection with Pre-Release.

SECTION 2.10.        DTC Direct Registration System and Profile Modification System.

(a) Notwithstanding the provisions of Section 2.4, the parties acknowledge that DTC’s Direct Registration System (“DRS”) and Profile Modification System (“Profile”) apply to the American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC that facilitates interchange between registered holding of uncertificated securities and holding of security entitlements in those securities through DTC and a DTC participant. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register that transfer.

(b) In connection with DRS/Profile, the parties acknowledge that the Depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in paragraph (a) above has the actual authority to act on behalf of that Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 apply to the matters arising from the use of the DRS/Profile. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile system and otherwise in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3.	CERTAIN OBLIGATIONS OF OWNERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES

SECTION 3.1.            Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of American Depositary Shares, the distribution of any dividend or other distribution or of the proceeds thereof or the delivery of any Deposited Securities until that proof or other information is filed or those certificates are executed or those representations and warranties are made.

SECTION 3.2.            Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to or in connection with any American Depositary Shares or any Deposited Securities represented by any American Depositary Shares or in connection with a transaction to which Section 4.8 applies, that tax or other governmental charge shall be payable by the Owner of those American Depositary Shares to the Depositary. The Depositary may refuse to register any transfer of those American Depositary Shares or any withdrawal of Deposited Securities represented by those American Depositary Shares until that payment is made, and may withhold any dividends or other distributions or the proceeds thereof, or may sell for the account of the Owner any part or all of the Deposited Securities represented by those American Depositary Shares and apply those dividends or other distributions or the net proceeds of any sale of that kind in payment of that tax or other governmental charge but, even after a sale of that kind, the Owner of those American Depositary Shares shall remain liable for any deficiency. The Depositary shall distribute any net proceeds of a sale made under this Section that are not used to pay taxes or governmental charges to the Owners entitled to them in accordance with Section 4.1. If the number of Shares represented by each American Depositary Share decreases as a result of a sale of Deposited Securities under this Section, the Depositary may call for surrender of the American Depositary Shares to be exchanged on a mandatory basis for a lesser number of American Depositary Shares and may sell American Depositary Shares to the extent necessary to avoid distributing fractions of American Depositary Shares in that exchange and distribute the net proceeds of that sale to the Owners entitled to them.

SECTION 3.3.            Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that those Shares and each certificate therefor, if applicable, are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights of the holders of outstanding securities of the Company and that the person making that deposit is duly authorized so to do. Every depositing person shall also be deemed to represent that the Shares, at the time of deposit, are not Restricted Securities. All representations and warranties deemed made under this Section shall survive the deposit of Shares and delivery of American Depositary Shares.

SECTION 3.4.            Disclosure of Interests.

In order to comply with applicable laws and regulations or the articles of association or similar document of the Company, the Company may from time to time request each Owner and Holder to provide to the Depositary information relating to: (a) the capacity in which it holds American Depositary Shares, (b) the identity of any Holders or other persons or entities then or previously interested in those American Depositary Shares and the nature of those interests, including data that constitutes or may constitute personal data for purposes of applicable laws and regulations and (c) any other matter where disclosure of such matter is required for that compliance.   Each Owner and Holder agrees to provide all information known to it in response to a request made pursuant to this Section.  Each Holder consents to the disclosure by the Owner or any other Holder through which it holds American Depositary Shares, directly or indirectly, of all information responsive to a request made pursuant to this Section relating to that Holder that is known to that Owner or other Holder.  The Depositary agrees to use reasonable efforts, at the Company's expense, to comply with written instructions requesting that the Depositary forward any request authorized under this Section to the Owners and to forward to the Company any responses it receives in response to that request.

ARTICLE 4.                  THE DEPOSITED SECURITIES

SECTION 4.1.            Cash Distributions.

Whenever the Depositary receives any cash dividend or other cash distribution on Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5, convert that dividend or other distribution into Dollars and distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.9) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing those Deposited Securities held by them respectively; provided, however, that if the Custodian or the Depositary shall be required to withhold and does withhold from that cash dividend or other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the American Depositary Shares representing those Deposited Securities shall be reduced accordingly. However, the Depositary will not pay any Owner a fraction of one cent, but will round each Owner’s entitlement to the nearest whole cent.

Notwithstanding any other provision of this Deposit Agreement, before making any payment of dividends or other distributions or payments in respect of any Deposited Securities, each of the Company and the Custodian shall make such withholdings or deductions (if any) as it is required by law to make in respect of any income, capital gains or other taxes or levies and may also deduct the amount of any tax or governmental charges payable by it or for which it might be made liable in respect of such distribution or other payment or any document signed in connection therewith. In making such withholdings or deductions, each of the Company and the Custodian shall have no obligation to any person to apply any provision under any treaty or other similar arrangement. Each of the Company or its agent and the Custodian shall pay to the relevant account at the Russian Federal Treasury all amounts attributable to the budget of the Russian Federation that are withheld by it under this paragraph.

The Depositary will, and will instruct the Custodian to, forward to the Company or its agent such information, documentation, certifications, self-certification or form as the Company may reasonably request to enable the Company or its agent to file necessary reports or other documents with governmental or tax agencies and to assist it in complying with any applicable law or tax requirements, including without limitation law or requirements implementing tax reporting in relation to the Foreign Account Tax Compliance Act or the OECD’s Common Reporting Standard or determining the extent of, and fulfilling, its withholding obligations.

If a cash distribution would represent a return of all or substantially all the value of the Deposited Securities underlying American Depositary Shares, the Depositary may require surrender of those American Depositary Shares and may require payment of or deduct the fee for surrender of American Depositary Shares (whether or not it is also requiring surrender of American Depositary Shares) as a condition of making that cash distribution. A distribution of that kind shall be a Termination Option Event.

SECTION 4.2.            Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Sections 4.11 and 5.9, whenever the Depositary receives any distribution other than a distribution described in Section 4.1, 4.3 or 4.4 on Deposited Securities (but not in exchange for or in conversion or in lieu of Deposited Securities), the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary and any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing those Deposited Securities held by them respectively, in any manner that the Depositary deems equitable and practicable for accomplishing that distribution (which may be a distribution of depositary shares representing the securities received); provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that securities received must be registered under the Securities Act of 1933 in order to be distributed to Owners or Holders) the Depositary deems such distribution not to be lawful and feasible, the Depositary may adopt such other method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and distribution of the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.9) to the Owners entitled thereto, all in the manner and subject to the conditions set forth in Section 4.1. The Depositary may withhold any distribution of securities under this Section 4.2 if it has not received reasonably satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Section 4.2 that is sufficient to pay its fees and expenses in respect of that distribution.

If a distribution under this Section 4.2 would represent a return of all or substantially all the value of the Deposited Securities underlying American Depositary Shares, the Depositary may require surrender of those American Depositary Shares and may require payment of or deduct the fee for surrender of American Depositary Shares (whether or not it is also requiring surrender of American Depositary Shares) as a condition of making that distribution. A distribution of that kind shall be a Termination Option Event.

SECTION 4.3.            Distributions in Shares.

Whenever the Depositary receives any distribution on Deposited Securities consisting of a dividend in, or free distribution of, Shares, the Depositary may deliver to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing those Deposited Securities held by them respectively, an aggregate number of American Depositary Shares representing the amount of Shares received as that dividend or free distribution, subject to the terms and conditions of this Deposit Agreement with respect to the deposit of Shares and issuance of American Depositary Shares, including withholding of any tax or governmental charge as provided in Section 4.11 and payment of the fees and expenses of the Depositary as provided in Section 5.9 (and the Depositary may sell, by public or private sale, an amount of the Shares received (or American Depositary Shares representing those Shares) sufficient to pay its fees and expenses in respect of that distribution). In lieu of delivering fractional American Depositary Shares, the Depositary may sell the amount of Shares represented by the aggregate of those fractions (or American Depositary Shares representing those Shares) and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1. If and to the extent that additional American Depositary Shares are not delivered and Shares or American Depositary Shares are not sold, each American Depositary Share shall thenceforth also represent the additional Shares distributed on the Deposited Securities represented thereby.

If the Company declares a distribution in which holders of Deposited Securities have a right to elect whether to receive cash, Shares or other securities or a combination of those things, or a right to elect to have a distribution sold on their behalf, the Depositary may, after consultation with the Company, make that right of election available for exercise by Owners in any manner the Depositary considers to be lawful and practical. As a condition of making a distribution election right available to Owners, the Depositary may require satisfactory assurances from the Company that doing so does not require registration of any securities under the Securities Act of 1933.

SECTION 4.4.            Rights.

(a) If rights are granted to the Depositary in respect of deposited Shares to purchase additional Shares or other securities, the Company and the Depositary shall endeavor to consult as to the actions, if any, the Depositary should take in connection with that grant of rights. The Depositary may, to the extent deemed by it to be lawful and practical (i) if requested in writing by the Company, grant to all or certain Owners rights to instruct the Depositary to purchase the securities to which the rights relate and deliver those securities or American Depositary Shares representing those securities to Owners, (ii) if requested in writing by the Company, deliver the rights to or to the order of certain Owners, or (iii) sell the rights to the extent practicable and distribute the net proceeds of that sale to Owners entitled to those proceeds. To the extent rights are not exercised, delivered or disposed of under (i), (ii) or (iii) above, the Depositary shall permit the rights to lapse unexercised.

(b) If the Depositary will act under (a)(i) above, the Company and the Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering. Upon instruction from an applicable Owner in the form the Depositary specified and upon payment by that Owner to the Depositary of an amount equal to the purchase price of the securities to be received upon the exercise of the rights, the Depositary shall, on behalf of that Owner, exercise the rights and purchase the securities. The purchased securities shall be delivered to, or as instructed by, the Depositary. The Depositary shall (i) deposit the purchased Shares under this Deposit Agreement and deliver American Depositary Shares representing those Shares to that Owner or (ii) deliver or cause the purchased Shares or other securities to be delivered to or to the order of that Owner. The Depositary will not act under (a)(i) above unless the offer and sale of the securities to which the rights relate are registered under the Securities Act of 1933 or the Depositary has received an opinion of United States counsel that is reasonably satisfactory to it to the effect that those securities may be sold and delivered to the applicable Owners without registration under the Securities Act of 1933.

(c) If the Depositary will act under (a)(ii) above, the Company and the Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering. Upon (i) the request of an applicable Owner to deliver the rights allocable to the American Depositary Shares of that Owner to an account specified by that Owner to which the rights can be delivered and (ii) receipt of such documents as the Company and the Depositary agreed to require to comply with applicable law, the Depositary will deliver those rights as requested by that Owner.

(d) If the Depositary will act under (a)(iii) above, the Depositary will use reasonable efforts to sell the rights in proportion to the number of American Depositary Shares held by the applicable Owners and pay the net proceeds to the Owners otherwise entitled to the rights that were sold, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise.

(e) Payment or deduction of the fees of the Depositary as provided in Section 5.9 and payment or deduction of the expenses of the Depositary and any applicable taxes or other governmental charges shall be conditions of any delivery of securities or payment of cash proceeds under this Section 4.4.

(f) The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make rights available to or exercise rights on behalf of Owners in general or any Owner in particular, or to sell rights.

SECTION 4.5.            Conversion of Foreign Currency.

Whenever the Depositary or the Custodian receives foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted by sale or in any other manner that it may determine that foreign currency into Dollars, and those Dollars shall be distributed to the Owners entitled thereto. A cash distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners based on exchange restrictions, the date of delivery of any American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9.

If a conversion of foreign currency or the repatriation or distribution of Dollars can be effected only with the approval or license of any government or agency thereof, the Depositary may, but will not be required to, file an application for that approval or license.

If the Depositary determines that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof that is required for such conversion is not filed or sought by the Depositary or is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make that conversion and distribution in Dollars to the extent practicable and permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold that balance uninvested and without liability for interest thereon for the account of, the Owners entitled thereto.

The Depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account.  The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under this Deposit Agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account.  The Depositary makes no representation that the exchange rate used or obtained in any currency conversion under this Deposit Agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to Owners, subject to the Depositary’s obligations under Section 5.3. The methodology used to determine exchange rates used in currency conversions is available upon request.

SECTION 4.6.            Fixing of Record Date.

Whenever a cash dividend, cash distribution or any other distribution is made on Deposited Securities or rights to purchase Shares or other securities are issued with respect to Deposited Securities (which rights will be delivered to or exercised or sold on behalf of Owners in accordance with Section 4.4) or the Depositary receives notice that a distribution or issuance of that kind will be made, or whenever the Depositary receives notice that a meeting of holders of Shares will be held in respect of which the Company has requested the Depositary to send a notice under Section 4.7, or whenever the Depositary will assess a fee or charge against the Owners, or whenever the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary otherwise finds it necessary or convenient, the Depositary shall fix a record date, which shall be the same as, or as near as practicable to, any corresponding record date set by the Company with respect to Shares, (a) for the determination of the Owners (i) who shall be entitled to receive the benefit of that dividend or other distribution or those rights, (ii) who shall be entitled to give instructions for the exercise of voting rights at that meeting or (iii) who shall be responsible for that fee or charge or (iv) for any other purpose for which the record date was set, or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, the Owners on a record date fixed by the Depositary shall be entitled to receive the amount distributable by the Depositary with respect to that dividend or other distribution or those rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, to give voting instructions or to act in respect of the other matter for which that record date was fixed, or be responsible for that fee or charge, as the case may be.

SECTION 4.7.            Voting of Deposited Shares.

(a) Upon receipt of notice of any meeting of holders of Shares at which holders of Shares will be entitled to vote, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, Disseminate to the Owners a notice, the form of which shall be in the sole discretion of the Depositary, that shall contain (i) the information contained in the notice of meeting received by the Depositary, (ii) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Russian law and of the articles of association or similar documents of the Company, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Shares represented by their respective American Depositary Shares (iii) a statement as to the manner in which those instructions may be given and (iv) the last date on which the Depositary will accept instructions (the “Instruction Cutoff Date”).

(b) Upon the written request of an Owner of American Depositary Shares, as of the date of the request or, if a record date was specified by the Depositary, as of that record date, received on or before any Instruction Cutoff Date established by the Depositary, the Depositary may, and if the Depositary sent a notice under the preceding paragraph shall, endeavor, in so far as practicable, to vote or cause to be voted the amount of deposited Shares represented by those American Depositary Shares in accordance with the instructions set forth in that request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the deposited Shares other than in accordance with instructions given by Owners and received by the Depositary.

(c) There can be no assurance that Owners generally or any Owner in particular will receive the notice described in paragraph (a) above in time to enable Owners to give instructions to the Depositary prior to the Instruction Cutoff Date.

(d) In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Shares, if the Company will request the Depositary to Disseminate a notice under paragraph (a) above, the Company shall give the Depositary notice of the meeting, details concerning the matters to be voted upon and copies of materials to be made available to holders of Shares in connection with the meeting at the same time that notice is given to holders of Shares, which is expected to be not less than 30 days prior to the meeting.

SECTION 4.8.            Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities.

(a) The Depositary shall not tender any Deposited Securities in response to any voluntary cash tender offer, exchange offer or similar offer made to holders of Deposited Securities (a “Voluntary Offer”), except when instructed in writing to do so by an Owner surrendering American Depositary Shares and subject to any conditions or procedures the Depositary may require.

(b) If the Depositary receives a written notice that Deposited Securities have been redeemed for cash or otherwise purchased for cash in a transaction that is mandatory and binding on the Depositary as a holder of those Deposited Securities (a “Redemption”), the Depositary, at the expense of the Company, shall (i) if required, surrender Deposited Securities that have been redeemed to the issuer of those securities or its agent on the redemption date, (ii) Disseminate a notice to Owners (A) notifying them of that Redemption, (B) calling for surrender of a corresponding number of American Depositary Shares and (C) notifying them that the called American Depositary Shares have been converted into a right only to receive the money received by the Depositary upon that Redemption and those net proceeds shall be the Deposited Securities to which Owners of those converted American Depositary Shares shall be entitled upon surrenders of those American Depositary Shares in accordance with Section 2.5 or 6.2 and (iii) distribute the money received upon that Redemption to the Owners entitled to it upon surrender by them of called American Depositary Shares in accordance with Section 2.5 (and, for the avoidance of doubt, Owners shall not be entitled to receive that money under Section 4.1). If the Redemption affects less than all the Deposited Securities, the Depositary shall call for surrender a corresponding portion of the outstanding American Depositary Shares and only those American Depositary Shares will automatically be converted into a right to receive the net proceeds of the Redemption. The Depositary shall allocate the American Depositary Shares converted under the preceding sentence among the Owners pro-rata to their respective holdings of American Depositary Shares immediately prior to the Redemption, except that the allocations may be adjusted so that no fraction of a converted American Depositary Share is allocated to any Owner. A Redemption of all or substantially all of the Deposited Securities shall be a Termination Option Event.

(c) If the Depositary is notified of or there occurs any change in nominal value or any subdivision, combination or any other reclassification of the Deposited Securities or any recapitalization, reorganization, sale of assets substantially as an entirety, merger or consolidation affecting the issuer of the Deposited Securities or to which it is a party that is mandatory and binding on the Depositary as a holder of Deposited Securities and, as a result, securities or other property have been or will be delivered in exchange, conversion, replacement or in lieu of, Deposited Securities (a “Replacement”), the Depositary shall, if required, surrender the old Deposited Securities affected by that Replacement of Shares and hold, as new Deposited Securities under this Deposit Agreement, the new securities or other property delivered to it in that Replacement. However, the Depositary may elect to sell those new Deposited Securities if in the reasonable opinion of the Depositary it is not lawful or not practical for it to hold those new Deposited Securities under this Deposit Agreement because those new Deposited Securities may not be distributed to Owners without registration under the Securities Act of 1933 or for any other reason, at public or private sale, at such places and on such terms as it deems proper and proceed as if those new Deposited Securities had been Redeemed under paragraph (b) above. A Replacement shall be a Termination Option Event.

(d) In the case of a Replacement where the new Deposited Securities will continue to be held under this Deposit Agreement, the Depositary may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing the new Deposited Securities and the number of those new Deposited Securities represented by each American Depositary Share. If the number of Shares represented by each American Depositary Share decreases as a result of a Replacement, the Depositary may call for surrender of the American Depositary Shares to be exchanged on a mandatory basis for a lesser number of American Depositary Shares and may sell American Depositary Shares to the extent necessary to avoid distributing fractions of American Depositary Shares in that exchange and distribute the net proceeds of that sale to the Owners entitled to them.

(e) If there are no Deposited Securities with respect to American Depositary Shares, including if the Deposited Securities are cancelled, or the Deposited Securities with respect to American Depositary Shares have become apparently worthless, the Depositary may call for surrender of those American Depositary Shares or may cancel those American Depositary Shares, upon notice to Owners, and a Termination Option Event occurs.

SECTION 4.9.            Reports.

The Depositary shall make available for inspection by Owners at its Office any reports and communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of those Deposited Securities by the Company. The Company shall furnish reports and communications, including any proxy soliciting material to which this Section applies, to the Depositary in English, to the extent those materials are required to be translated into English pursuant to any regulations of the Commission.

SECTION 4.10.        Lists of Owners.

Upon written request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and American Depositary Share holdings of all Owners.

SECTION 4.11.        Withholding.

If the Depositary determines that any distribution of property received or to be made by the Depositary (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge that the Depositary is obligated to withhold, the Depositary may sell, by public or private sale, all or a portion of the distributed property (including Shares and rights to subscribe therefor) in the amounts and manner the Depositary deems necessary and practicable to pay those taxes or charges, and the Depositary shall distribute the net proceeds of that sale, after deduction of those taxes or charges, to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

Services for Owners and Holders that may permit them to obtain reduced rates of tax withholding at source or reclaim excess tax withheld, and the fees and costs associated with using services of that kind, are not provided under, and are outside the scope of, this Deposit Agreement.

Each Owner and Holder agrees to indemnify the Company, the Depositary, the Custodian and their respective directors, employees, agents and affiliates for, and hold each of them harmless against, any claim by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced withholding at source or other tax benefit received by it.

SECTION 4.12.        Reduction of Deposited Securities Holdings.

If the Depositary or its agent (i) receives notice from any Russian governmental or regulatory official or authority or (ii) is advised by independent Russian counsel that the existence or operation of the depositary receipt facility created by this Deposit Agreement or the Depositary’s holding of the amount of Deposited Securities that it holds under this Deposit Agreement (x) violates any Russian law or regulation or (y) requires the Depositary or the Custodian to make any filing or obtain any consent, approval or license to operate that facility or to hold or exercise any rights with respect to that amount of Deposited Securities, then the Depositary may, with notice to the Company and the Owners, sell some or all of the Deposited Securities and thereby eliminate the Depositary’s holdings of any class of Deposited Securities or reduce those holdings below an amount that the Depositary determines to be necessary or advisable. If the Depositary sells Deposited Securities under the preceding sentence, a corresponding number of American Depositary Shares will automatically be converted into a right only to receive net proceeds of the sale of the number of Deposited Securities previously represented thereby, and those net proceeds shall be the Deposited Securities to which Owners of those converted American Depositary Shares shall be entitled upon surrenders of those American Depositary Shares in accordance with Section 2.5 or 6.2. The Depositary shall allocate the American Depositary Shares converted under the preceding sentence among the Owners pro-rata to their respective holdings of American Depositary Shares immediately prior to the conversion, except that the allocations may be adjusted so that no fraction of a converted American Depositary Share is allocated to any Owner. The Depositary shall notify the Owners of that conversion and call for surrender of the converted American Depositary Shares.

ARTICLE 5.                  THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

SECTION 5.1.            Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain facilities for the execution and delivery, registration, registration of transfers and surrender of American Depositary Shares in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration of American Depositary Shares, which shall be open for inspection by the Owners at the Depositary’s Office during regular business hours, provided that such inspection is not for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the American Depositary Shares.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under this Deposit Agreement.

If any American Depositary Shares are listed on one or more stock exchanges, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of those American Depositary Shares in accordance with any requirements of that exchange or those exchanges.

SECTION 5.2.            Prevention or Delay in Performance by the Company or the Depositary.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Holder:

(i) if by reason of (A) any provision of any present or future law or regulation or other act of the government of the United States, any State of the United States, the Russian Federation or any other state or jurisdiction, or of any governmental or regulatory authority or stock exchange; (B) (in the case of the Depositary only) any act or failure to act of the Company or its agents, including the Foreign Registrar, or their respective directors, employees, agents or affiliates, any provision, present or future, of the articles of association or similar document of the Company, any provision of any securities issued or distributed by the Company, or any offering or distribution thereof; or (C) any event or circumstance, whether natural or caused by a person or persons, that is beyond the ability of the Depositary or the Company, as the case may be, to prevent or counteract by reasonable care or effort (including, but not limited to earthquakes, floods, severe storms, fires, explosions, war, terrorism, civil unrest, labor disputes or criminal acts; interruptions or malfunctions of utility services, Internet or other communications lines or systems; unauthorized access to or attacks on computer systems or websites; or other failures or malfunctions of computer hardware or software or other systems or equipment), the Depositary or the Company is, directly or indirectly, prevented from, forbidden to or delayed in, or could be subject to any civil or criminal penalty on account of doing or performing and therefore does not do or perform, any act or thing that, by the terms of this Deposit Agreement or the Deposited Securities, it is provided shall be done or performed;

(ii) for any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement (including any determination by the Depositary to take, or not take, any action that this Deposit Agreement provides the Depositary may take);

(iii) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or Holders; or

(iv) for any special, consequential or punitive damages for any breach of the terms of this Deposit Agreement.

Where, by the terms of a distribution to which Section 4.1, 4.2 or 4.3 applies, or an offering to which Section 4.4 applies, or for any other reason, that distribution or offering may not be made available to Owners, and the Depositary may not dispose of that distribution or offering on behalf of Owners and make the net proceeds available to Owners, then the Depositary shall not make that distribution or offering available to Owners, and shall allow any rights, if applicable, to lapse.

SECTION 5.3.            Obligations of the Depositary and the Company.

The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Holder, except that the Company agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Holder (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares on behalf of any Owner or Holder or any other person.

Each of the Depositary and the Company may rely, and shall be protected in relying upon, any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Holder, or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of American Depositary Shares or Deposited Securities or otherwise.

In the absence of bad faith on its part, the Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote.

The Depositary shall have no duty to make any determination or provide any information as to the tax status of the Company or any liability for any tax consequences that may be incurred by Owners or Holders as a result of owning or holding American Depositary Shares.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.4.            Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, to become effective upon the appointment of a successor depositary and its acceptance of that appointment as provided in this Section. The effect of resignation if a successor depositary is not appointed is provided for in Section 6.2.

The Depositary may at any time be removed by the Company by 90 days’ prior written notice of that removal, to become effective upon the later of (i) the 90th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of its appointment as provided in this Section.

If the Depositary resigns or is removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to the Company an instrument in writing accepting its appointment under this Deposit Agreement. If the Depositary receives notice from the Company that a successor depositary has been appointed following its resignation or removal, the Depositary, upon payment of all sums due it from the Company, shall deliver to its successor a register listing all the Owners and their respective holdings of outstanding American Depositary Shares and shall deliver the Deposited Securities to or to the order of its successor. When the Depositary has taken the actions specified in the preceding sentence (i) the successor shall become the Depositary and shall have all the rights and shall assume all the duties of the Depositary under this Deposit Agreement and (ii) the predecessor depositary shall cease to be the Depositary and shall be discharged and released from all obligations under this Deposit Agreement, except for its duties under Section 5.8 with respect to the time before that discharge. A successor Depositary shall notify the Owners of its appointment as soon as practical after assuming the duties of Depositary.

Any corporation or other entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5.            The Custodians.

The Custodian appointed by the Depositary must be a Russian company that meets the eligibility requirements set forth by Russian law. The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. The Depositary in its discretion may at any time appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians under this Deposit Agreement. If the Depositary receives notice that a Custodian is resigning and, upon the effectiveness of that resignation there would be no Custodian acting under this Deposit Agreement, the Depositary shall, as promptly as practicable after receiving that notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian under this Deposit Agreement. The Depositary shall require any Custodian that resigns or is removed to deliver all Deposited Securities held by it to another Custodian. The Depositary shall notify the Company as soon as practicable of any resignation, removal or replacement of the Custodian.

SECTION 5.6.            Notices and Reports.

If the Company takes or decides to take any corporate action of a kind that is addressed in Sections 4.1 to 4.4, or 4.6 to 4.8, or that effects or will effect a change of the name of the Company, or that effects or will effect a change to the Shares, the Company shall notify the Depositary and the Custodian of that action or decision as soon as it is lawful and practical to give that notice.  The notice shall be in English and shall include all details that the Company is required to include in any notice to any governmental or regulatory authority or securities exchange or is required to make available generally to holders of Shares by publication or otherwise.

The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of all notices and any other reports and communications which are made generally available by the Company to holders of its Shares. If requested in writing by the Company, the Depositary will Disseminate, at the Company’s expense, those notices, reports and communications to all Owners or otherwise make them available to Owners in a manner that the Company specifies as substantially equivalent to the manner in which those communications are made available to holders of Shares and compliant with the requirements of any securities exchange on which the American Depositary Shares are listed. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect that Dissemination.

The Company represents that as of the date of this Deposit Agreement, the statements in Article 11 of the Receipt with respect to the exemption from registration under Rule 12g3-2(b) under the United States Securities Exchange Act of 1934 are true and correct and that the Company otherwise qualifies for the exemption provided by that Rule. The Company agrees to promptly notify the Depositary upon becoming aware of any change in the truth of any of those statements or if it is otherwise no longer qualified for that exemption.

SECTION 5.7.            Distribution of Additional Shares, Rights, etc.

If the Company or any affiliate of the Company determines to make any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities (each a “Distribution”), the Company shall notify the Depositary in writing in English as promptly as practicable and in any event before the Distribution starts and, if requested in writing by the Depositary, the Company shall promptly furnish to the Depositary either (i) evidence satisfactory to the Depositary that the Distribution is registered under the Securities Act of 1933 or (ii) a written opinion from U.S. counsel for the Company that is reasonably satisfactory to the Depositary, stating that the Distribution does not require, or, if made in the United States, would not require, registration under the Securities Act of 1933.

The Company agrees with the Depositary that neither the Company nor any company controlled by or under common control with the Company will at any time deposit any Shares that, at the time of deposit, are Restricted Securities.

SECTION 5.8.            Indemnification.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and each Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to any reasonably documented fees and expenses incurred in seeking, enforcing or collecting such indemnity and the reasonable fees and expenses of counsel) which may arise out of or in connection with (a) any registration with the Commission or the Central Bank of Russia (or any similar competent authority in the Russian Federation succeeding or replacing the Central Bank of Russia) of American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States, (b) acts performed or omitted, pursuant to the provisions of or in connection with this Deposit Agreement and the American Depositary Shares, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates or (c) the unavailability of Deposited Securities or the failure to make any distribution of cash or property with respect thereto as a result of (i) any act or failure to act of the Company or its agents, including the Foreign Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future articles of association or similar document of the Company or any other instrument of the Company governing Deposited Securities or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or any Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights to seek indemnification except to the extent such failure results in the forfeiture of substantive rights or defenses of the indemnifying person) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person; provided, however, that such consent shall not be unreasonably withheld or delayed.

SECTION 5.9.            Charges of Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.3), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share Register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable (including SWIFT) and facsimile transmission fees and expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Section 2.3, 4.3 or 4.4 and the surrender of American Depositary Shares pursuant to Section 2.5 or 6.2, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 and Section 4.8, (7) a fee for the distribution of securities pursuant to Section 4.2 or of rights pursuant to Section 4.4 (where the Depositary will not exercise or sell those rights on behalf of Owners), such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities under this Deposit Agreement (for purposes of this item 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under item 6 above, a fee of $.02 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in item 9 below, and (9) any other charges payable by the Depositary or the Custodian, any of the Depositary's or Custodian’s agents or the agents of the Depositary's or Custodian’s agents, in connection with the servicing of Shares or other Deposited Securities (which charges shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 and shall be payable at the sole discretion of the Depositary by billing those Owners for those charges or by deducting those charges from one or more cash dividends or other cash distributions).

The Depositary may collect any of its fees by deduction from any cash distribution payable, or by selling a portion of any securities to be distributed, to Owners that are obligated to pay those fees.

In performing its duties under this Deposit Agreement, the Depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the Depositary and that may earn or share fees, spreads or commissions.

The Depositary, subject to Section 2.9, may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

SECTION 5.10.        Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary.

SECTION 5.11.        Exclusivity.

Without prejudice to the Company’s rights under Section 5.4, the Company agrees not to appoint any other depositary for issuance of depositary shares, depositary receipts or any similar securities or instruments so long as The Bank of New York Mellon is acting as Depositary under this Deposit Agreement.

SECTION 5.12.                    Registration of Shares; Foreign Registrar; Share Register.

(a)    The Company has designated and appointed the Independent Registrar Company, in the Russian Federation, as its Foreign Registrar in respect of the Shares and Deposited Securities. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment or a designation and appointment of another registrar being a Russian company that holds the relevant license required under Russian law in full force and effect for so long as any Global Depositary Shares remain outstanding or this Deposit Agreement remains in force.

(b)   The Company agrees that it shall, at any time and from time to time:

(i)                 take any and all action as may be necessary to assure the accuracy and completeness of all information set forth in the Share Register maintained by the Foreign Registrar in respect of the Shares or Deposited Securities;

(ii) provide or use its reasonable efforts to cause the Foreign Registrar to provide to the Depositary, the Custodian or their respective agents unrestricted access to the Share Register during ordinary business hours in Moscow, Russian Federation, in such manner and upon such terms and conditions as the Depositary may, in its sole discretion, deem appropriate, to permit the Depositary, the Custodian or their respective agents to regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Deposit Agreement and, in connection therewith, to provide the Depositary, the Custodian or their respective agents, upon request, with a duplicate extract from the Share Register duly certified by the Foreign Registrar (or some other evidence of verification which the Depositary, in its sole discretion, deems sufficient);

(iii) use its reasonable efforts to cause the Foreign Registrar promptly (and, in any event, within 3 (three) days after receipt from the Custodian or any of its agents of such documentation as may be required by applicable law and the reasonable and customary regulations of the Foreign Registrar) to effect the re-registration of ownership of Deposited Securities in the Share Register in connection with any deposit or withdrawal of Shares or Deposited Securities under this Deposit Agreement;

(iv) permit and use its reasonable efforts to cause the Foreign Registrar to permit the Depositary or the Custodian to register any Shares or other Deposited Securities held hereunder in the name of the Depositary, the Custodian or their respective nominees (which may, but need not be, a non-resident of the Russian Federation); and

(v) use its reasonable efforts to cause the Foreign Registrar promptly to notify the Depositary in writing at any time that the Foreign Registrar (A) eliminates the name of a shareholder of the Company from the Share Register or otherwise alters a shareholder's interest in the Company's shares and such shareholder alleges to the Company or the Foreign Registrar or publicly that such elimination or alteration is unlawful; (B) no longer will be able materially to comply with, or has engaged in conduct that indicates it will not materially comply with, the provisions of this Deposit Agreement relating to it (including, without limitation, this Section 5.12); (C) refuses to re-register shares of the Company in the name of a particular purchaser and such purchaser (or its respective seller) alleges that such refusal is unlawful; (D) holds shares of the Company for its own account; or (E) has materially breached the provisions of this Deposit Agreement relating to it (including, without limitation, this Section 5.12) and has failed to cure such breach within a reasonable time.

(c)    The Company agrees that it shall be liable for the unavailability of Deposited Securities or for the failure of the Depositary to make any distribution of cash or property with respect thereto as a result of (i) the negligence or willful misconduct of the Company or its agents, including the Foreign Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future articles of association of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.

(d)               The Depositary agrees for the benefit of Owners that the Depositary or the Custodian shall regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Deposit Agreement. The Company and the Depositary agree that, for purposes of the rights and obligations under this Deposit Agreement of the parties hereto, the records of the Depositary and the Custodian shall be controlling for all purposes with respect to the number of Shares or other Deposited Securities which should be registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Deposit Agreement. The Depositary agrees that it will instruct the Custodian to maintain custody of all duplicative share extracts (or other evidence of verification) provided to the Depositary, the Custodian or their respective agents pursuant to Section 5.12(b). In the event of any material discrepancy between the records of the Depositary or the Custodian and the Share Register, then, if an officer of the ADR Department of the Depositary has actual knowledge of such discrepancy, the Depositary shall promptly notify the Company. In the event of any discrepancy between the records of the Depositary or the Custodian and the Share Register, the Company agrees that (whether or not it has received any notification from the Depositary) it will (i) use its best efforts to cause the Foreign Registrar to reconcile its records to the records of the Depositary or the Custodian and to make such corrections or revisions in the Share Register as may be necessary in connection therewith, and (ii) to the extent the Company is unable to so reconcile such records, promptly instruct the Depositary to notify the Owners of the existence of such discrepancy. Upon receipt of such instruction, the Depositary shall promptly give such notification to the Owners pursuant to Section 7.5 (it being understood that the Depositary may at any time give such notification to the Owners, whether or not it has received instructions from the Company) and shall promptly cease delivery of American Depositary Shares pursuant to Section 2.2 until such time as, in the reasonable opinion of the Depositary, such records have been appropriately reconciled.

SECTION 5.13.        Listing.

So long as any American Depositary Shares are listed or admitted to trading on a stock exchange or other trading platform, the Depositary shall use reasonable efforts to comply with lawful requests of the Company required to enable the Company to comply with listing rules of that stock exchange or other trading platform.

ARTICLE 6.                  AMENDMENT AND TERMINATION

SECTION 6.1.            Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Holders in any respect that they may deem necessary or desirable. Any amendment that would impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that would otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of 30 days after notice of that amendment has been Disseminated to the Owners of outstanding American Depositary Shares. Every Owner and Holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold American Depositary Shares or any interest therein, to consent and agree to that amendment and to be bound by this Deposit Agreement as amended thereby. Upon the effectiveness of an amendment to the form of Receipt, including a change in the number of Shares represented by each American Depositary Share, the Depositary may call for surrender of Receipts to be replaced with new Receipts in the amended form or call for surrender of American Depositary Shares to effect that change of ratio. In no event shall any amendment impair the right of the Owner to surrender American Depositary Shares and receive delivery of the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.2.            Termination.

(a) The Company may initiate termination of this Deposit Agreement by notice to the Depositary. The Depositary may initiate termination of this Deposit Agreement if (i) at any time 90 days shall have expired after the Depositary delivered to the Company a written resignation notice and a successor depositary has not been appointed and accepted its appointment as provided in Section 5.4, (ii) an Insolvency Event or Delisting Event occurs with respect to the Company or (iii) a Termination Option Event has occurred or will occur. If termination of this Deposit Agreement is initiated, the Depositary shall Disseminate a notice of termination to the Owners of all American Depositary Shares then outstanding setting a date for termination (the “Termination Date”), which shall be at least 90 days after the date of that notice, and this Deposit Agreement shall terminate on that Termination Date.

(b) After the Termination Date, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9.

(c) At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under this Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that remain outstanding, and those Owners will be general creditors of the Depositary with respect to those net proceeds and that other cash. After making that sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except (i) to account for the net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges) and (ii) for its obligations under Section 5.8 and (iii) to act as provided in paragraph (d) below.

(d) After the Termination Date, the Depositary shall continue to receive dividends and other distributions pertaining to Deposited Securities (that have not been sold), may sell rights and other property as provided in this Deposit Agreement and shall deliver Deposited Securities (or sale proceeds) upon surrender of American Depositary Shares (after payment or upon deduction, in each case, of the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of those American Depositary Shares in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges). After the Termination Date, the Depositary shall not accept deposits of Shares or deliver American Depositary Shares. After the Termination Date, (i) the Depositary may refuse to accept surrenders of American Depositary Shares for the purpose of withdrawal of Deposited Securities (that have not been sold) if in its judgment the requested withdrawal would interfere with its efforts to sell the Deposited Securities, (ii) the Depositary will not be required to deliver cash proceeds of the sale of Deposited Securities until all Deposited Securities have been sold and (iii) the Depositary may discontinue the registration of transfers of American Depositary Shares and suspend the distribution of dividends and other distributions on Deposited Securities to the Owners and need not give any further notices or perform any further acts under this Deposit Agreement except as provided in this Section.

ARTICLE 7.                  MISCELLANEOUS

SECTION 7.1.            Counterparts; Signatures.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of those counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Holder during regular business hours.

Any manual signature on this Deposit Agreement that is faxed, scanned or photocopied, and any electronic signature valid under the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001, et. seq., shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature, and the parties hereby waive any objection to the contrary.

SECTION 7.2.            No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the Company, the Depositary, the Owners and the Holders and their respective successors and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3.            Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in a Receipt should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Deposit Agreement or that Receipt shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4.            Owners and Holders as Parties; Binding Effect.

The Owners and Holders from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions of this Deposit Agreement and of the Receipts by acceptance of American Depositary Shares or any interest therein.

SECTION 7.5.            Notices.

Any and all notices to be given to the Company shall be in writing and shall be deemed to have been duly given if personally delivered or sent by domestic first class or international air mail or air courier or sent by facsimile transmission or email attaching a pdf or similar bit-mapped image of a signed writing, provided that receipt of the facsimile transmission or email has been confirmed by the recipient, addressed to Public Joint Stock Company Polyus, Building 1, 15 Tverskoy Boulevard, Moscow 123104, Russian Federation, Attention: Anna Solotova, Corporate Secretary, or any other place to which the Company may have transferred its principal office with notice to the Depositary.

Any and all notices to be given to the Depositary shall be in writing and shall be deemed to have been duly given if in English and personally delivered or sent by first class domestic or international air mail or air courier or sent by facsimile transmission or email attaching a pdf or similar bit-mapped image of a signed writing, addressed to The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention: Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Office with notice to the Company.

Delivery of a notice to the Company or Depositary by mail or air courier shall be deemed effected when deposited, postage prepaid, in a post-office letter box or received by an air courier service. Delivery of a notice to the Company or Depositary sent by facsimile transmission or email shall be deemed effected when the recipient acknowledges receipt of that notice.

A notice to be given to an Owner shall be deemed to have been duly given when Disseminated to that Owner. Dissemination in paper form will be effective when personally delivered or sent by first class domestic or international air mail or air courier, addressed to that Owner at the address of that Owner as it appears on the transfer books for American Depositary Shares of the Depositary, or, if that Owner has filed with the Depositary a written request that notices intended for that Owner be mailed to some other address, at the address designated in that request. Dissemination in electronic form will be effective when sent in the manner consented to by the Owner to the electronic address most recently provided by the Owner for that purpose.

SECTION 7.6.            Arbitration; Settlement of Disputes.

(a) Any controversy, claim, cause of action or other dispute (each, a “Dispute”) brought by any party or parties hereto against the Company arising out of or relating to this Deposit Agreement (including any question regarding its existence, validity or termination), the Shares or other Deposited Securities (to the extent permitted by Russian law), any Receipts or any American Depositary Shares shall be referred to and finally settled by arbitration in accordance with the Rules of the London Court of International Arbitration, which rules are deemed to be incorporated by reference into this Section 7.6, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, that in the event of any third-party litigation to which the Depositary is a party and to which the Company may properly be joined, the Company may be so joined in any court of competent jurisdiction in which such litigation is proceeding; and provided, further, that any such Dispute brought by any party hereto against the Company relating to or based upon the provisions of the Federal securities laws of the United States or the rules and regulations thereunder shall be submitted to arbitration as provided in this Section 7.6 if, but only if, so elected by the claimant.

Each of the parties to this Deposit Agreement consents to be joined to any arbitration proceeding commenced in accordance with the provisions of this Section 7.6 at the request of any party to such arbitration proceeding.

The place of the arbitration shall be London, England and the language of the arbitration shall be English.

The number of arbitrators shall be three, each of whom shall be disinterested in the dispute or controversy, shall have no connection with any party thereto, and shall be an attorney experienced in international securities transactions. If a Dispute, shall involve more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant and respondent), each of which shall appoint one arbitrator as if there were only two parties to such Dispute. If such alignment and appointments shall not have occurred within twenty (20) calendar days after the initiating party serves the arbitration demand, the London Court of International Arbitration shall align the parties named in the arbitration demand into a claimant side and a respondent side and/or appoint one or both of such two arbitrators, as the case may be. The Chairperson of the tribunal shall be designated by the two arbitrators nominated by the parties (or appointed on their behalf by the London Court of International Arbitration) or, if a Chairperson has not been so designated within 20 days of the appointment of the second such arbitrator, shall be appointed by the London Court of International Arbitration. The parties and the London Court of International Arbitration may appoint from among the nationals of any country, whether or not a party is a national of that country, except that the Chairperson of the tribunal shall not be a national of the country of any party.

The arbitrators shall have no authority to award damages not measured by the prevailing party's actual damages and shall have no authority to award any consequential, special or punitive damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Deposit Agreement.

(b) If a Dispute is not submitted to arbitration under the further proviso to the first paragraph of Section 7.6(a), that Dispute shall be litigated in the Federal or state courts in the Borough of Manhattan, The City of New York, and the Company hereby submits to the personal jurisdiction of the court in which such action or proceeding is brought.

SECTION 7.7.            Appointment of Agent for Service of Process; Submission to Jurisdiction; Jury Trial Waiver.

The Company hereby (i) designates and appoints the person named in Exhibit A to this Deposit Agreement, located in the State of New York, as the Company's authorized agent upon which process may be served in any suit or proceeding (including any arbitration proceeding) arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement (a “Proceeding”), (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any Proceeding may be instituted and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any Proceeding. The Company agrees to deliver to the Depositary, upon the execution and delivery of this Deposit Agreement, a written acceptance by the agent named in Exhibit A to this Deposit Agreement of its appointment as process agent. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue that designation and appointment in full force and effect, or to appoint and maintain the appointment of another process agent located in the United States as required above, and to deliver to the Depositary a written acceptance by that agent of that appointment, for so long as any American Depositary Shares or Receipts remain outstanding or this Deposit Agreement remains in force. In the event the Company fails to maintain the designation and appointment of a process agent in the United States in full force and effect, the Company hereby waives personal service of process upon it and consents that a service of process in connection with a Proceeding may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices under this Deposit Agreement, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND HOLDER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THIS DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF, INCLUDING, WITHOUT LIMITATION, ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

SECTION 7.8.            Waiver of Immunities.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any immunity of that kind and consents to relief and enforcement as provided above.

SECTION 7.9.            Governing Law.

This Deposit Agreement and the Receipts shall be interpreted in accordance with and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, PUBLIC JOINT STOCK COMPANY POLYUS and THE BANK OF NEW YORK MELLON have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Holders shall become parties hereto upon acceptance by them of American Depositary Shares or any interest therein.

PUBLIC JOINT STOCK COMPANY POLYUS

By:______________________

Name:

Title:

THE BANK OF NEW YORK MELLON,

as Depositary

By:______________________

Name:

Title:

EXHIBIT A

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents

one-half of one deposited Share)

IT IS EXPECTED THAT THE SHARES WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE FOREIGN REGISTRAR IN THE NAME OF THE CUSTODIAN OR ITS NOMINEE. OWNERS AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT RUSSIA'S SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES CERTAIN RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN CERTAIN OTHER SECURITIES MARKETS. THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY OF SHARES OR FOR THE FAILURE TO MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY.

THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION ARE NOT REQUIRED TO RECOGNIZE OR ENFORCE JUDGMENTS OBTAINED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK.

THE BANK OF NEW YORK MELLON

AMERICAN DEPOSITARY RECEIPT

FOR ORDINARY SHARES OF

PUBLIC JOINT STOCK COMPANY POLYUS

(INCORPORATED UNDER THE LAWS OF THE RUSSIAN FEDERATION)

The Bank of New York Mellon, as depositary (hereinafter called the “Depositary”), hereby certifies that_________________________________________, or registered assigns IS THE OWNER OF _____________________________

AMERICAN DEPOSITARY SHARES

representing deposited ordinary shares (herein called “Shares”) of Public Joint Stock Company Polyus, incorporated under the laws of the Russian Federation (herein called the “Company”). At the date hereof, each American Depositary Share represents one-half of one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) with a custodian for the Depositary (herein called the “Custodian”) that, as of the date of the Deposit Agreement, was VTB Bank located in Russia. The Depositary's Office is located at a different address than its principal executive office. Its Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at 225 Liberty Street, New York, N.Y. 10286.

THE DEPOSITARY'S OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.     THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement dated as of _________, 2017 (herein called the “Deposit Agreement”) among the Company, the Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder, each of whom by accepting American Depositary Shares agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of those Shares and held thereunder (those Shares, securities, property, and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary's Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.     SURRENDER OF AMERICAN DEPOSITARY SHARES AND WITHDRAWAL OF SHARES.

Upon surrender at the Depositary’s Office of American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby and payment of the fee of the Depositary for the surrender of American Depositary Shares as provided in Section 5.9 of the Deposit Agreement and payment of all taxes and governmental charges payable in connection with that surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Owner of those American Depositary Shares shall be entitled to delivery (to the extent delivery can then be lawfully and practicably made), to or as instructed by that Owner, of the amount of Deposited Securities at the time represented by those American Depositary Shares, but not any money or other property as to which a record date for distribution to Owners has passed (since money or other property of that kind will be delivered or paid on the scheduled payment date to the Owner as of that record date). The Depositary shall direct the Custodian with respect to delivery of Deposited Securities and may charge the surrendering Owner a fee and its expenses for giving that direction by cable (including SWIFT) or facsimile transmission. That delivery will be made, at the office of the Custodian, except that, at the request, risk and expense of the surrendering Owner, and for the account of that Owner, the Depositary shall direct the Custodian to forward any cash or other property comprising, and forward a certificate or certificates, if applicable, and other proper documents of title, if any, for, the Deposited Securities represented by the surrendered American Depositary Shares to the Depositary for delivery at the Depositary’s Office or to another address specified in the order received from the surrendering Owner.

The Depositary shall not deliver Shares prior to the surrender of Ameican Depositary Shares, except in connection with a sale of Shares, or as otherwise permitted, under Section 3.2, 4.3, 4.8, 4.11, 4.12 or 6.2 of the Deposit Agreement.

3.     REGISTRATION OF TRANSFER OF AMERICAN DEPOSITARY SHARES; COMBINATION AND SPLIT-UP OF RECEIPTS; INTERCHANGE OF CERTIFICATED AND UNCERTIFICATED AMERICAN DEPOSITARY SHARES.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall register a transfer of American Depositary Shares on its transfer books upon (i) in the case of certificated American Depositary Shares, surrender of the Receipt evidencing those American Depositary Shares, by the Owner or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer or (ii) in the case of uncertificated American Depositary Shares, receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10 of that Agreement), and, in either case, duly stamped as may be required by the laws of the State of New York and of the United States of America. Upon registration of a transfer, the Depositary shall deliver the transferred American Depositary Shares to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary, upon surrender of certificated American Depositary Shares for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel the Receipt evidencing those certificated American Depositary Shares and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10 of the Deposit Agreement) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall cancel those uncertificated American Depositary Shares and register and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

As a condition precedent to the delivery, registration of transfer, or surrender of any American Depositary Shares or split-up or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement.

The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the registration of transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities. The Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares that, at the time of deposit, are Restricted Securities.

4.     LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to or in connection with any American Depositary Shares or any Deposited Securities represented by any American Depositary Shares or in connection with a transaction to which Section 4.8 of the Deposit Agreement applies, that tax or other governmental charge shall be payable by the Owner of those American Depositary Shares to the Depositary. The Depositary may refuse to register any transfer of those American Depositary Shares or any withdrawal of Deposited Securities represented by those American Depositary Shares until that payment is made, and may withhold any dividends or other distributions or the proceeds thereof, or may sell for the account of the Owner any part or all of the Deposited Securities represented by those American Depositary Shares, and may apply those dividends or other distributions or the net proceeds of any sale of that kind in payment of that tax or other governmental charge but, even after a sale of that kind, the Owner of those American Depositary Shares shall remain liable for any deficiency. The Depositary shall distribute any net proceeds of a sale made under Section 3.2 of the Deposit Agreement that are not used to pay taxes or governmental charges to the Owners entitled to them in accordance with Section 4.1 of the Deposit Agreement. If the number of Shares represented by each American Depositary Share decreases as a result of a sale of Deposited Securities under Section 3.2 of the Deposit Agreement, the Depositary may call for surrender of the American Depositary Shares to be exchanged on a mandatory basis for a lesser number of American Depositary Shares and may sell American Depositary Shares to the extent necessary to avoid distributing fractions of American Depositary Shares in that exchange and distribute the net proceeds of that sale to the Owners entitled to them.

5.     WARRANTIES ON DEPOSIT OF SHARES.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that those Shares and each certificate therefor, if applicable, are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights of the holders of outstanding securities of the Company and that the person making that deposit is duly authorized so to do. Every depositing person shall also be deemed to represent that the Shares, at the time of deposit, are not Restricted Securities. All representations and warranties deemed made under Section 3.3 of the Deposit Agreement shall survive the deposit of Shares and delivery of American Depositary Shares.

6.     FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any American Depositary Shares, the distribution of any dividend or other distribution or of the proceeds thereof or the delivery of any Deposited Securities until that proof or other information is filed or those certificates are executed or those representations and warranties are made. As conditions of accepting Shares for deposit, the Depositary may require (i) any certification required by the Depositary or the Custodian in accordance with the provisions of the Deposit Agreement, (ii) a written order directing the Depositary to deliver to, or upon the written order of, the person or persons stated in that order, the number of American Depositary Shares representing those Deposited Shares, (iii) evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the Russian Federation, if and to the extent required, and (iv) an agreement or assignment, or other instrument satisfactory to the Depositary, that provides for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property, that any person in whose name those Shares are or have been recorded may thereafter receive upon or in respect of those Shares, or, in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

7.     CHARGES OF DEPOSITARY.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.3 of the Deposit Agreement), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable (including SWIFT) and facsimile transmission fees and expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Section 2.3, 4.3 or 4.4 of the Deposit Agreement and the surrender of American Depositary Shares pursuant to Section 2.5 or 6.2 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 and 4.8 of the Deposit Agreement, (7) a fee for the distribution of securities pursuant to Section 4.2 of the Deposit Agreement or of rights pursuant to Section 4.4 of that Agreement (where the Depositary will not exercise or sell those rights on behalf of Owners), such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities under the Deposit Agreement (for purposes of this item 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under item 6, a fee of $.02 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in item 9 below, and (9) any other charges payable by the Depositary or the Custodian, any of the Depositary's or Custodian’s agents or the agents of the Depositary's or Custodian’s agents, in connection with the servicing of Shares or other Deposited Securities (which charges shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing those Owners for those charges or by deducting those charges from one or more cash dividends or other cash distributions).

The Depositary may collect any of its fees by deduction from any cash distribution payable, or by selling a portion of any securities to be distributed, to Owners that are obligated to pay those fees.

The Depositary, subject to Article 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

From time to time, the Depositary may make payments to the Company to reimburse the Company for costs and expenses generally arising out of establishment and maintenance of the American Depositary Shares program, waive fees and expenses for services provided by the Depositary or share revenue from the fees collected from Owners or Holders. In performing its duties under the Deposit Agreement, the Depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the Depositary and that may earn or share fees, spreads or commissions.

8.     PRE-RELEASE OF AMERICAN DEPOSITARY SHARES.

Notwithstanding Section 2.3 of the Deposit Agreement and unless requested in writing by the Company to cease doing so, the Depositary may deliver American Depositary Shares prior to the receipt of Shares pursuant to Section 2.2 of that Agreement (a “Pre-Release”). The Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Shares upon the surrender of American Depositary Shares that have been Pre-Released, whether or not that surrender is prior to the termination of that Pre-Release or the Depositary knows that those American Depositary Shares have been Pre-Released. The Depositary may receive American Depositary Shares in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release must be (a) preceded or accompanied by a written representation from the person to whom American Depositary Shares or Shares are to be delivered, that such person, or its customer, (i) owns the Shares or American Depositary Shares to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or American Depositary Shares to the Depositary in its capacity as such and for the benefit of the Owners and (iii) will not take any action with respect to such Shares or American Depositary Shares that is inconsistent with the transfer of beneficial ownership (including without the consent of the Depositary, disposing of such Shares or American Depositary Shares, other than in satisfaction of such Pre-Release), (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to all indemnities and credit regulations that the Depositary deems appropriate. The number of American Depositary Shares outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of all American Depositary Shares outstanding; provided, however, that the Depositary reserves the right to change or disregard that limit from time to time as it deems appropriate.

The collateral referred to in item (b) in the preceding paragraph shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations in connection herewith, including the Pre-Releasee's obligation to deliver Shares or American Depositary Shares upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities).

The Depositary may retain for its own account any compensation received by it in connection with Pre-Release.

9.     TITLE TO AMERICAN DEPOSITARY SHARES.

It is a condition of the American Depositary Shares, and every successive Owner and Holder of American Depositary Shares, by accepting or holding the same, consents and agrees that American Depositary Shares evidenced by a Receipt, when the Receipt is properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of the State of New York, and that American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York. The Depositary, notwithstanding any notice to the contrary, may treat the Owner of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any Holder of American Depositary Shares, but only to the Owner.

10. VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been (i) executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or (ii) executed by the facsimile signature of a duly authorized officer of the Depositary and countersigned by the manual signature of a duly authorized signatory of the Depositary or the Registrar or a co-registrar.

11. REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act of 1934 on its Internet web site or through an electronic information delivery system generally available to the public in its primary trading market. The Company's Internet web site address is http://polyus.com/en/

The Depositary shall make available for inspection by Owners at its Office any reports, notices and other communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of those Deposited Securities by the Company. The Company shall furnish reports and communications, including any proxy soliciting material to which Section 4.9 of the Deposit Agreement applies, to the Depositary in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will keep books for the registration of American Depositary Shares and transfers of American Depositary Shares, which shall be open for inspection by the Owners at the Depositary’s Office during regular business hours, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the American Depositary Shares.

12. DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into Dollars transferable to the United States, and subject to the Deposit Agreement, convert that dividend or other cash distribution into Dollars and distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement) to the Owners entitled thereto in proportion to the number of American Depositary Shares representing those Deposited Securities held by them respectively; provided, however, that if the Custodian or the Depositary is required to withhold and does withhold from that cash dividend or other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the American Depositary Shares representing those Deposited Securities shall be reduced accordingly.

Notwithstanding any other provision of the Deposit Agreement, before making any payment of dividends or other distributions or payments in respect of any Deposited Securities, each of the Company and the Custodian shall make such withholdings or deductions (if any) as it is required by law to make in respect of any income, capital gains or other taxes or levies and may also deduct the amount of any tax or governmental charges payable by it or for which it might be made liable in respect of such distribution or other payment or any document signed in connection therewith. In making such withholdings or deductions, each of the Company and the Custodian shall have no obligation to any person to apply any provision under any treaty or other similar arrangement. Each of the Company or its agent and the Custodian shall pay to the relevant account at the Russian Federal Treasury all amounts attributable to the budget of the Russian Federation that are withheld by it under this paragraph.

If a cash distribution would represent a return of all or substantially all the value of the Deposited Securities underlying American Depositary Shares, the Depositary may require surrender of those American Depositary Shares and may require payment of or deduct the fee for surrender of American Depositary Shares (whether or not it is also requiring surrender of American Depositary Shares) as a condition of making that cash distribution. A distribution of that kind shall be a Termination Option Event.

Subject to the provisions of Section 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.1, 4.3 or 4.4 of the Deposit Agreement on Deposited Securities (but not in exchange for or in conversion or in lieu of Deposited Securities), the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary and any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing those Deposited Securities held by them respectively, in any manner that the Depositary deems equitable and practicable for accomplishing that distribution (which may be a distribution of depositary shares representing the securities received); provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that securities received must be registered under the Securities Act of 1933 in order to be distributed to Owners or Holders) the Depositary deems such distribution not to be lawful and feasible, the Depositary may adopt such other method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and distribution of the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement) to the Owners entitled thereto all in the manner and subject to the conditions set forth in Section 4.1 of the Deposit Agreement. The Depositary may withhold any distribution of securities under Section 4.2 of the Deposit Agreement if it has not received reasonably satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Article that is sufficient to pay its fees and expenses in respect of that distribution. If a distribution under Section 4.2 of the Deposit Agreement would represent a return of all of substantially all the value of the Deposited Securities underlying American Depositary Shares, the Depositary may require surrender of those American Depositary Shares and may require payment of or deduct the fee for surrender of American Depositary Shares (whether or not it is also requiring surrender of American Depositary Shares) as a condition of making that distribution. A distribution of that kind shall be a Termination Option Event.

Whenever the Depositary receives any distribution consisting of a dividend in, or free distribution of, Shares, the Depositary may deliver to the Owners entitled thereto, an aggregate number of American Depositary Shares representing the amount of Shares received as that dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of Shares received (or American Depositary Shares representing those Shares) sufficient to pay its fees and expenses in respect of that distribution). In lieu of delivering fractional American Depositary Shares, the Depositary may sell the amount of Shares represented by the aggregate of those fractions (or American Depositary Shares representing those Shares) and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1of the Deposit Agreement. If and to the extent that additional American Depositary Shares are not delivered and Shares or American Depositary Shares are not sold, each American Depositary Share shall thenceforth also represent the additional Shares distributed on the Deposited Securities represented thereby.

If the Company declares a distribution in which holders of Deposited Securities have a right to elect whether to receive cash, Shares or other securities or a combination of those things, or a right to elect to have a distribution sold on their behalf, the Depositary may, after consultation with the Company, make that right of election available for exercise by Owners any manner the Depositary considers to be lawful and practical. As a condition of making a distribution election right available to Owners, the Depositary may require satisfactory assurances from the Company that doing so does not require registration of any securities under the Securities Act of 1933.

If the Depositary determines that any distribution received or to be made by the Depositary (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge that the Depositary is obligated to withhold, the Depositary may sell, by public or private sale, all or a portion of the distributed property (including Shares and rights to subscribe therefor) in the amounts and manner the Depositary deems necessary and practicable to pay any those taxes or charges, and the Depositary shall distribute the net proceeds of that sale, after deduction of those taxes or charges, to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

Each Owner and Holder agrees to indemnify the Company, the Depositary, the Custodian and their respective directors, employees, agents and affiliates for, and hold each of them harmless against, any claim by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced withholding at source or other tax benefit received by it. Services for Owners and Holders that may permit them to obtain reduced rates of tax withholding at source or reclaim excess tax withheld, and the fees and costs associated with using services of that kind, are not provided under, and are outside the scope of, the Deposit Agreement.

13. RIGHTS.

(a) If rights are granted to the Depositary in respect of deposited Shares to purchase additional Shares or other securities, the Company and the Depositary shall endeavor to consult as to the actions, if any, the Depositary should take in connection with that grant of rights. The Depositary may, to the extent deemed by it to be lawful and practical (i) if requested in writing by the Company, grant to all or certain Owners rights to instruct the Depositary to purchase the securities to which the rights relate and deliver those securities or American Depositary Shares representing those securities to Owners, (ii) if requested in writing by the Company, deliver the rights to or to the order of certain Owners, or (iii) sell the rights to the extent practicable and distribute the net proceeds of that sale to Owners entitled to those proceeds. To the extent rights are not exercised, delivered or disposed of under (i), (ii) or (iii) above, the Depositary shall permit the rights to lapse unexercised.

(b) If the Depositary will act under (a)(i) above, the Company and the Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering. Upon instruction from an applicable Owner in the form the Depositary specified and upon payment by that Owner to the Depositary of an amount equal to the purchase price of the securities to be received upon the exercise of the rights, the Depositary shall, on behalf of that Owner, exercise the rights and purchase the securities. The purchased securities shall be delivered to, or as instructed by, the Depositary. The Depositary shall (i) deposit the purchased Shares under the Deposit Agreement and deliver American Depositary Shares representing those Shares to that Owner or (ii) deliver or cause the purchased Shares or other securities to be delivered to or to the order of that Owner. The Depositary will not act under (a)(i) above unless the offer and sale of the securities to which the rights relate are registered under the Securities Act of 1933 or the Depositary has received an opinion of United States counsel that is reasonably satisfactory to it to the effect that those securities may be sold and delivered to the applicable Owners without registration under the Securities Act of 1933.

(c) If the Depositary will act under (a)(ii) above, the Company and the Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering. Upon (i) the request of an applicable Owner to deliver the rights allocable to the American Depositary Shares of that Owner to an account specified by that Owner to which the rights can be delivered and (ii) receipt of such documents as the Company and the Depositary agreed to require to comply with applicable law, the Depositary will deliver those rights as requested by that Owner.

(d) If the Depositary will act under (a)(iii) above, the Depositary will use reasonable efforts to sell the rights in proportion to the number of American Depositary Shares held by the applicable Owners and pay the net proceeds to the Owners otherwise entitled to the rights that were sold, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise.

(e) Payment or deduction of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement and payment or deduction of the expenses of the Depositary and any applicable taxes or other governmental charges shall be conditions of any delivery of securities or payment of cash proceeds under Section 4.4 of that Agreement.

(f) The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make rights available to or exercise rights on behalf of Owners in general or any Owner in particular , or to sell rights.

14. CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian receives foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted by sale or in any other manner that it may determine that foreign currency into Dollars, and those Dollars shall be distributed to the Owners entitled thereto. A cash distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners based on exchange restrictions, the date of delivery of any American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.

If a conversion of foreign currency or the repatriation or distribution of Dollars can be effected only with the approval or license of any government or agency thereof, the Depositary may, but will not be required to, file an application for that approval or license.

If the Depositary determines that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof that is required for such conversion is not filed or sought by the Depositary or is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make that conversion and distribution in Dollars to the extent practicable and permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold that balance uninvested and without liability for interest thereon for the account of, the Owners entitled thereto.

The Depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account.  The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the Deposit Agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account.  The Depositary makes no representation that the exchange rate used or obtained in any currency conversion under the Deposit Agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to Owners, subject to the Depositary’s obligations under Section 5.3 of that Agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

15. RECORD DATES.

Whenever a cash dividend, cash distribution or any other distribution is made on Deposited Securities or rights to purchase Shares or other securities are issued with respect to Deposited Securities (which rights will be delivered to or exercised or sold on behalf of Owners in accordance with Section 4.4 of the Deposit Agreement) or the Depositary receives notice that a distribution or issuance of that kind will be made, or whenever the Depositary receives notice that a meeting of holders of Shares will be held in respect of which the Company has requested the Depositary to send a notice under Section 4.7 of the Deposit Agreement, or whenever the Depositary will assess a fee or charge against the Owners, or whenever the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary otherwise finds it necessary or convenient, the Depositary shall fix a record date, which shall be the same as, or as near as practicable to, any corresponding record date set by the Company with respect to Shares, (a) for the determination of the Owners (i) who shall be entitled to receive the benefit of that dividend or other distribution or those rights, (ii) who shall be entitled to give instructions for the exercise of voting rights at that meeting, (iii) who shall be responsible for that fee or charge or (iv) for any other purpose for which the record date was set, or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.1 through 4.5 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, the Owners on a record date fixed by the Depositary shall be entitled to receive the amount distributable by the Depositary with respect to that dividend or other distribution or those rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, to give voting instructions or to act in respect of the other matter for which that record date was fixed, or be responsible for that fee or charge, as the case may be.

16. VOTING OF DEPOSITED SHARES.

(a) Upon receipt of notice of any meeting of holders of Shares at which holders of Shares will be entitled to vote, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, Disseminate to the Owners a notice, the form of which shall be in the sole discretion of the Depositary, that shall contain (i) the information contained in the notice of meeting received by the Depositary, (ii) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Russian law and of the articles of association or similar documents of the Company, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Shares represented by their respective American Depositary Shares (iii) a statement as to the manner in which those instructions may be given and (iv) the last date on which the Depositary will accept instructions (the “Instruction Cutoff Date”).

(b) Upon the written request of an Owner of American Depositary Shares, as of the date of the request or, if a record date was specified by the Depositary, as of that record date, received on or before any Instruction Cutoff Date established by the Depositary, the Depositary may, and if the Depositary sent a notice under the preceding paragraph shall, endeavor, in so far as practicable, to vote or cause to be voted the amount of deposited Shares represented by those American Depositary Shares in accordance with the instructions set forth in that request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the deposited Shares other than in accordance with instructions given by Owners and received by the Depositary.

(c) There can be no assurance that Owners generally or any Owner in particular will receive the notice described in paragraph (a) above in time to enable Owners to give instructions to the Depositary prior to the Instruction Cutoff Date.

(d) In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Shares, if the Company will request the Depositary to Disseminate a notice under paragraph (a) above, the Company shall give the Depositary notice of the meeting, details concerning the matters to be voted upon and copies of materials to be made available to holders of Shares in connection with the meeting at the same time that notice is given to holders of Shares, which is expected to be not less than 30 days prior to the meeting.

17. TENDER AND EXCHANGE OFFERS; REDEMPTION, REPLACEMENT OR CANCELLATION OF DEPOSITED SECURITIES.

(a) The Depositary shall not tender any Deposited Securities in response to any voluntary cash tender offer, exchange offer or similar offer made to holders of Deposited Securities (a “Voluntary Offer”), except when instructed in writing to do so by an Owner surrendering American Depositary Shares and subject to any conditions or procedures the Depositary may require.

(b) If the Depositary receives a written notice that Deposited Securities have been redeemed for cash or otherwise purchased for cash in a transaction that is mandatory and binding on the Depositary as a holder of those Deposited Securities (a “Redemption”), the Depositary, at the expense of the Company, shall (i) if required, surrender Deposited Securities that have been redeemed to the issuer of those securities or its agent on the redemption date, (ii) Disseminate a notice to Owners (A) notifying them of that Redemption, (B) calling for surrender of a corresponding number of American Depositary Shares and (C) notifying them that the called American Depositary Shares have been converted into a right only to receive the money received by the Depositary upon that Redemption and those net proceeds shall be the Deposited Securities to which Owners of those converted American Depositary Shares shall be entitled upon surrenders of those American Depositary Shares in accordance with Section 2.5 or 6.2 of the Deposit Agreement and (iii) distribute the money received upon that Redemption to the Owners entitled to it upon surrender by them of called American Depositary Shares in accordance with Section 2.5 of that Agreement (and, for the avoidance of doubt, Owners shall not be entitled to receive that money under Section 4.1 of that Agreement). If the Redemption affects less than all the Deposited Securities, the Depositary shall call for surrender a corresponding portion of the outstanding American Depositary Shares and only those American Depositary Shares will automatically be converted into a right to receive the net proceeds of the Redemption. The Depositary shall allocate the American Depositary Shares converted under the preceding sentence among the Owners pro-rata to their respective holdings of American Depositary Shares immediately prior to the Redemption, except that the allocations may be adjusted so that no fraction of a converted American Depositary Share is allocated to any Owner. A Redemption of all or substantially all of the Deposited Securities shall be a Termination Option Event.

(c) If the Depositary is notified of or there occurs any change in nominal value or any subdivision, combination or any other reclassification of the Deposited Securities or any recapitalization, reorganization, sale of assets substantially as an entirety, merger or consolidation affecting the issuer of the Deposited Securities or to which it is a party that is mandatory and binding on the Depositary as a holder of Deposited Securities and, as a result, securities or other property have been or will be delivered in exchange, conversion, replacement or in lieu of, Deposited Securities (a “Replacement”), the Depositary shall, if required, surrender the old Deposited Securities affected by that Replacement of Shares and hold, as new Deposited Securities under the Deposit Agreement, the new securities or other property delivered to it in that Replacement. However, the Depositary may elect to sell those new Deposited Securities if in the reasonable opinion of the Depositary it is not lawful or not practical for it to hold those new Deposited Securities under the Deposit Agreement because those new Deposited Securities may not be distributed to Owners without registration under the Securities Act of 1933 or for any other reason, at public or private sale, at such places and on such terms as it deems proper and proceed as if those new Deposited Securities had been Redeemed under paragraph (b) above. A Replacement shall be a Termination Option Event.

(d) In the case of a Replacement where the new Deposited Securities will continue to be held under the Deposit Agreement, the Depositary may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing the new Deposited Securities and the number of those new Deposited Securities represented by each American Depositary Share. If the number of Shares represented by each American Depositary Share decreases as a result of a Replacement, the Depositary may call for surrender of the American Depositary Shares to be exchanged on a mandatory basis for a lesser number of American Depositary Shares and may sell American Depositary Shares to the extent necessary to avoid distributing fractions of American Depositary Shares in that exchange and distribute the net proceeds of that sale to the Owners entitled to them.

(e) If there are no Deposited Securities with respect to American Depositary Shares, including if the Deposited Securities are cancelled, or the Deposited Securities with respect to American Depositary Shares become apparently worthless, the Depositary may call for surrender of those American Depositary Shares or may cancel those American Depositary Shares, upon notice to Owners, and a Termination Option Event occurs.

18. LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Holder:

(i) if by reason of (A) any provision of any present or future law or regulation or other act of the government of the United States, any State of the United States, the Russian Federation or any other state or jurisdiction, or of any governmental or regulatory authority or stock exchange; (B) (in the case of the Depositary only) any act or failure to act of the Company or its agents, including the Foreign Registrar, or their respective directors, employees, agents or affiliates, any provision, present or future, of the articles of association or similar document of the Company, any provision of any securities issued or distributed by the Company, or any offering or distribution thereof; or (C) any event or circumstance, whether natural or caused by a person or persons, that is beyond the ability of the Depositary or the Company, as the case may be, to prevent or counteract by reasonable care or effort (including, but not limited to earthquakes, floods, severe storms, fires, explosions, war, terrorism, civil unrest, labor disputes or criminal acts; interruptions or malfunctions of utility services, Internet or other communications lines or systems; unauthorized access to or attacks on computer systems or websites; or other failures or malfunctions of computer hardware or software or other systems or equipment), the Depositary or the Company is, directly or indirectly, prevented from, forbidden to or delayed in, or could be subject to any civil or criminal penalty on account of doing or performing and therefore does not do or perform, any act or thing that, by the terms of the Deposit Agreement or the Deposited Securities, it is provided shall be done or performed;

(ii) for any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement (including any determination by the Depositary to take, or not take, any action that the Deposit Agreement provides the Depositary may take);

(iii) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or Holders; or

(iv) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement.

Where, by the terms of a distribution to which Section 4.1, 4.2 or 4.3 of the Deposit Agreement applies, or an offering to which Section 4.4 of that Agreement applies, or for any other reason, that distribution or offering may not be made available to Owners, and the Depositary may not dispose of that distribution or offering on behalf of Owners and make the net proceeds available to Owners, then the Depositary shall not make that distribution or offering available to Owners, and shall allow any rights, if applicable, to lapse.

Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Holders, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares, on behalf of any Owner or Holder or other person. Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Holder, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary and the Company may rely, and shall be protected in relying upon, any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of American Depositary Shares or Deposited Securities or otherwise. In the absence of bad faith on its part, the Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote. The Depositary shall have no duty to make any determination or provide any information as to the tax status of the Company or any liability for any tax consequences that may be incurred by Owners or Holders as a result of owning or holding American Depositary Shares. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, to become effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 90 days’ prior written notice of that removal, to become effective upon the later of (i) the 90th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of its appointment as provided in the Deposit Agreement. The Depositary in its discretion may at any time appoint a substitute or additional custodian or custodians.

20. AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Holders in any respect which they may deem necessary or desirable. Any amendment that would impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that would otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of 30 days after notice of that amendment has been Disseminated to the Owners of outstanding American Depositary Shares. Every Owner and Holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold American Depositary Shares or any interest therein, to consent and agree to that amendment and to be bound by the Deposit Agreement as amended thereby. Upon the effectiveness of an amendment to the form of Receipt, including a change in the number of Shares represented by each American Depositary Share, the Depositary may call for surrender of Receipts to be replaced with new Receipts in the amended form or call for surrender of American Depositary Shares to effect that change of ratio. In no event shall any amendment impair the right of the Owner to surrender American Depositary Shares and receive delivery of the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

21. TERMINATION OF DEPOSIT AGREEMENT.

(a) The Company may initiate termination of the Deposit Agreement by notice to the Depositary. The Depositary may initiate termination of the Deposit Agreement if (i) at any time 90 days shall have expired after the Depositary delivered to the Company a written resignation notice and a successor depositary has not been appointed and accepted its appointment as provided in Section 5.4 of that Agreement, (ii) an Insolvency Event or Delisting Event occurs with respect to the Company or (iii) a Termination Option Event has occurred or will occur. If termination of the Deposit Agreement is initiated, the Depositary shall Disseminate a notice of termination to the Owners of all American Depositary Shares then outstanding setting a date for termination (the “Termination Date”), which shall be at least 90 days after the date of that notice, and the Deposit Agreement shall terminate on that Termination Date.

(b) After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of that Agreement.

(c) At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that remain outstanding, and those Owners will be general creditors of the Depositary with respect to those net proceeds and that other cash. After making that sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except (i) to account for the net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges) and (ii) for its obligations under Section 5.8 of that Agreement and (iii) to act as provided in paragraph (d) below.

(d) After the Termination Date, the Depositary shall continue to receive dividends and other distributions pertaining to Deposited Securities (that have not been sold), may sell rights and other property as provided in the Deposit Agreement and shall deliver Deposited Securities (or sale proceeds) upon surrender of American Depositary Shares (after payment or upon deduction, in each case, of the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of those American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges). After the Termination Date, the Depositary shall not accept deposits of Shares or deliver American Depositary Shares. After the Termination Date, (i) the Depositary may refuse to accept surrenders of American Depositary Shares for the purpose of withdrawal of Deposited Securities (that have not been sold) if in its judgment the requested withdrawal would interfere with its efforts to sell the Deposited Securities, (ii) the Depositary will not be required to deliver cash proceeds of the sale of Deposited Securities until all Deposited Securities have been sold and (iii) the Depositary may discontinue the registration of transfers of American Depositary Shares and suspend the distribution of dividends and other distributions on Deposited Securities to the Owners and need not give any further notices or perform any further acts under the Deposit Agreement except as provided in Section 6.2 of that Agreement.

22. DTC DIRECT REGISTRATION SYSTEM AND PROFILE MODIFICATION SYSTEM.

(a) Notwithstanding the provisions of Section 2.4 of the Deposit Agreement, the parties acknowledge that DTC’s Direct Registration System (“DRS”) and Profile Modification System (“Profile”) apply to the American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC that facilitates interchange between registered holding of uncertificated securities and holding of security entitlements in those securities through DTC and a DTC participant. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register that transfer.

(b) In connection with DRS/Profile, the parties acknowledge that the Depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an Owner in requesting registration of transfer and delivery described in paragraph (a) above has the actual authority to act on behalf of that Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 of the Deposit Agreement apply to the matters arising from the use of the DRS/Profile. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile system and otherwise in accordance with the Deposit Agreement, shall not constitute negligence or bad faith on the part of the Depositary.

23. ARBITRATION; SETTLEMENT OF DISPUTES.

(a) Any controversy, claim, cause of action or other dispute (each, a “Dispute”) brought by any party or parties to the Deposit Agreement against the Company arising out of or relating to the Deposit Agreement (including any question regarding its existence, validity or termination), the Shares or other Deposited Securities (to the extent permitted by Russian law), any Receipts or any American Depositary Shares shall be referred to and finally settled by arbitration in accordance with the Rules of the London Court of International Arbitration, which rules are deemed to be incorporated by reference into the Deposit Agreement, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, that in the event of any third-party litigation to which the Depositary is a party and to which the Company may properly be joined, the Company may be so joined in any court of competent jurisdiction in which such litigation is proceeding; and provided, further, that any such Dispute brought by any party to the Deposit Agreement against the Company relating to or based upon the provisions of the Federal securities laws of the United States or the rules and regulations thereunder shall be submitted to arbitration as provided in Section 7.6 of that Agreement if, but only if, so elected by the claimant.

Each of the parties to the Deposit Agreement consents to be joined to any arbitration proceeding commenced in accordance with the provisions of Section 7.6 of that Agreement at the request of any party to such arbitration proceeding.

The place of the arbitration shall be London, England and the language of the arbitration shall be English.

The number of arbitrators shall be three, each of whom shall be disinterested in the dispute or controversy, shall have no connection with any party thereto, and shall be an attorney experienced in international securities transactions. If a Dispute, shall involve more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant and respondent), each of which shall appoint one arbitrator as if there were only two parties to such Dispute. If such alignment and appointments shall not have occurred within twenty (20) calendar days after the initiating party serves the arbitration demand, the London Court of International Arbitration shall align the parties named in the arbitration demand into a claimant side and a respondent side and/or appoint one or both of such two arbitrators, as the case may be. The Chairperson of the tribunal shall be designated by the two arbitrators nominated by the parties (or appointed on their behalf by the London Court of International Arbitration) or, if a Chairperson has not been so designated within 20 days of the appointment of the second such arbitrator, shall be appointed by the London Court of International Arbitration. The parties and the London Court of International Arbitration may appoint from among the nationals of any country, whether or not a party is a national of that country, except that the Chairperson of the tribunal shall not be a national of the country of any party.

The arbitrators shall have no authority to award damages not measured by the prevailing party's actual damages and shall have no authority to award any consequential, special or punitive damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Deposit Agreement.

(b) If a Dispute is not submitted to arbitration under the further proviso to the first paragraph of Section 7.6(a) of the Deposit Agreement, that Dispute shall be litigated in the Federal or state courts in the Borough of Manhattan, The City of New York, and the Company hereby submits to the personal jurisdiction of the court in which such action or proceeding is brought.

24. APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; SUBMISSION TO JURISDICTION; JURY TRIAL WAIVER; WAIVER OF IMMUNITIES.

The Company has (i) appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, located in the State of New York, as the Company's authorized agent upon which process may be served in any suit or proceeding (including any arbitration proceeding) arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND HOLDER) THEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF, INCLUDING WITHOUT LIMITATION ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

25. DISCLOSURE OF INTERESTS.

When required in order to comply with applicable laws and regulations or the articles of association or similar document of the Company, the Company may from time to time request each Owner and Holder to provide to the Depositary information relating to: (a) the capacity in which it holds American Depositary Shares, (b) the identity of any Holders or other persons or entities then or previously interested in those American Depositary Shares and the nature of those interests including data that constitutes or may constitute personal data for purposes of applicable laws and regulations, and (c) any other matter where disclosure of such matter is required for that compliance.   Each Owner and Holder agrees to provide all information known to it in response to a request made pursuant to Section 3.4 of the Deposit Agreement.  Each Holder consents to the disclosure by the Owner or other Holder through which it holds American Depositary Shares, directly or indirectly, of all information responsive to a request made pursuant to Section 3.4 of the Deposit Agreement relating to that Holder that is known to that Owner or other Holder.  The Depositary agrees to use reasonable efforts, at the Company's expense, to comply with written instructions requesting that the Depositary forward any request authorized under Section 3.4 of the Deposit Agreement to the Owners and to forward to the Company any responses it receives in response to that request.

26. REGISTRATION OF SHARES; FOREIGN REGISTRAR; SHARE REGISTER.

(a) The Company has designated and appointed the Independent Registrar Company, in the Russian Federation, as its Foreign Registrar in respect of the Shares and Deposited Securities. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares remain outstanding or the Deposit Agreement remains in force.

(b) The Company has agreed in the Deposit Agreement that it shall, at any time and from time to time:

(i) take any and all action as may be necessary to assure the accuracy and completeness of all information set forth in the Share Register maintained by the Foreign Registrar in respect of the Shares or Deposited Securities;

(ii)               provide or use its reasonable efforts to cause the Foreign Registrar to provide to the Depositary, the Custodian or their respective agents unrestricted access to the Share Register during ordinary business hours in Moscow, Russian Federation, in such manner and upon such terms and conditions as the Depositary may, in its sole discretion, deem appropriate, to permit the Depositary, the Custodian or their respective agents to regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Deposit Agreement and, in connection therewith, to provide the Depositary, the Custodian or their respective agents, upon request, with a duplicate extract from the Share Register duly certified by the Foreign Registrar (or some other evidence of verification which the Depositary, in its sole discretion, deems sufficient);

(iii)             use its reasonable efforts to cause the Foreign Registrar promptly (and, in any event, within 3 (three) days after receipt from the Custodian or any of its agents of such documentation as may be required by applicable law and the reasonable and customary regulations of the Foreign Registrar) to effect the re-registration of ownership of Deposited Securities in the Share Register in connection with any deposit or withdrawal of Shares or Deposited Securities under this Deposit Agreement;

(iv)             permit and use its reasonable efforts to cause the Foreign Registrar to permit the Depositary or the Custodian to register any Shares or other Deposited Securities held hereunder in the name of the Depositary, the Custodian or their respective nominees (which may, but need not be, a non-resident of the Russian Federation); and

(v)               use its reasonable efforts to cause the Foreign Registrar promptly to notify the Depositary in writing at any time that the Foreign Registrar (A) eliminates the name of a shareholder of the Company from the Share Register or otherwise alters a shareholder's interest in the Company's shares and such shareholder alleges to the Company or the Foreign Registrar or publicly that such elimination or alteration is unlawful; (B) no longer will be able materially to comply with, or has engaged in conduct that indicates it will not materially comply with, the provisions of the Deposit Agreement relating to it (including, without limitation, Section 5.12 thereof); (C) refuses to re-register shares of the Company in the name of a particular purchaser and such purchaser (or its respective seller) alleges that such refusal is unlawful; (D) holds shares of the Company for its own account; or (E) has materially breached the provisions of the Deposit Agreement relating to it (including, without limitation, Section 5.12 thereof) and has failed to cure such breach within a reasonable time.

(c) The Company has agreed in the Deposit Agreement that it shall be liable for the unavailability of Deposited Securities or for the failure of the Depositary to make any distribution of cash or property with respect thereto as a result of (i) the negligence or willful misconduct of the Company or its agents, including the Foreign Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future articles of association of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.

(d) The Depositary has agreed in the Deposit Agreement that the Depositary or the Custodian will regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement. The Company and the Depositary have agreed in the Deposit Agreement that, for purposes of the rights and obligations under the Deposit Agreement and this Receipt of the parties thereto and hereto, the records of the Depositary and the Custodian shall be controlling for all purposes with respect to the number of Shares or other Deposited Securities which should be registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement. The Depositary agrees that it will instruct the Custodian to maintain custody of all duplicative share extracts (or other evidence of verification) provided to the Depositary, the Custodian or their respective agents pursuant to Section 5.12(b) of the Deposit Agreement. In the event of any material discrepancy between the records of the Depositary or the Custodian and the Share Register, then, if an officer of the ADR Department of the Depositary has actual knowledge of such discrepancy, the Depositary will promptly notify the Company. In the event of any discrepancy between the records of the Depositary or the Custodian and the Share Register, the Company has agreed that (whether or not it has received any notification from the Depositary) it will (i) use its best efforts to cause the Foreign Registrar to reconcile its records to the records of the Depositary or the Custodian and to make such corrections or revisions in the Share Register as may be necessary in connection therewith and (ii) to the extent the Company is unable to so reconcile such records, promptly instruct the Depositary to notify the Owners of the existence of such discrepancy. Upon receipt of such instruction, the Depositary will promptly give such notification to the Owners pursuant to Section 7.5 of the Deposit Agreement (it being understood that the Depositary may at any time give such notification to the Owners, whether or not it has received instructions from the Company) and will promptly cease delivery of American Depositary Shares pursuant to Section 2.2 of the Deposit Agreement until such time as, in the reasonable opinion of the Depositary, such records have been appropriately reconciled.

27. REDUCTION OF DEPOSITED SECURITIES HOLDINGS.

If the Depositary or its agent (i) receives notice from any Russian governmental or regulatory official or authority or (ii) is advised by independent Russian counsel that the existence or operation of the depositary receipt facility created by the Deposit Agreement or the Depositary’s holding of the amount of Deposited Securities that it holds under the Deposit Agreement (x) violates any Russian law or regulation or (y) requires the Depositary or the Custodian to make any filing or obtain any consent, approval or license to operate that facility or to hold or exercise any rights with respect to that amount of Deposited Securities, then the Depositary may, with notice to the Company and the Owners, sell some or all of the Deposited Securities and thereby eliminate the Depositary’s holdings of any class of Deposited Securities or reduce those holdings below an amount that the Depositary determines to be necessary or advisable. If the Depositary sells Deposited Securities under the preceding sentence, a corresponding number of American Depositary Shares will automatically be converted into a right only to receive net proceeds of the sale of the number of Deposited Securities previously represented thereby, and those net proceeds shall be the Deposited Securities to which Owners of those converted American Depositary Shares shall be entitled upon surrenders of those American Depositary Shares in accordance with Section 2.5 or 6.2 of the Deposit Agreement. The Depositary shall allocate the American Depositary Shares converted under the preceding sentence among the Owners pro-rata to their respective holdings of American Depositary Shares immediately prior to the conversion, except that the allocations may be adjusted so that no fraction of a converted American Depositary Share is allocated to any Owner. The Depositary shall notify the Owners of that conversion and call for surrender of the converted American Depositary Shares.